As filed with the Securities and Exchange Commission on June    , 1998.

                        Registration No. 333-37409
                               _______________

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                AMENDMENT No.  4
                                      TO
                                  FORM SB-2
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                               ________________

                            Baltia Air Lines, Inc.
                 (Name of small business issuer in its charter)

          New York                   4500                   11-2989648
          (State or            (Primary Standard         (I.R.S. Employer
      jurisdiction of      Industrial Classification      Identification
       organization)                 Code)                     No.)

                            East Wing Building #51
                             IcelandAir Terminal
                          JFK International Airport
                              Jamaica, NY 11430
                             Tel: (718) 553-6636

         (Address and telephone number of principal executive offices)

                          Igor Dmitrowsky, President
                            Baltia Air Lines, Inc.
                         63-25 Saunders St., Suite 7I
                             Rego Park, NY 11374
                             Tel: (718) 275-5205

           (Name, address and telephone number of agent for service)

                                  Copies to:


              Steffanie J. Lewis, Esq.    Charles Spinelli, Esq.
                Counsel for Baltia        Counsel for Underwriter
            International Business Law     Spinelli & Associates
                       Firm               120 Wall Street, 28th Floor
                3511 N. 13th Street          New York, NY 10005
                Arlington, VA 22201         Tel: (212) 635-4100
                Tel: (703) 522-1198         Fax: (212) 465-2699
                Fax: (703) 522-1197

     The date of proposed sale to the public: Within approximately five days after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number for the earlier effective registration statement for the same offering:
      [  ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



Calculation of Registration Fee

Title of Each Class being    Amount Being    Offering Price        Aggregate           Amount of
Registered                    Registered      Per Security       Offering Price   Registration Fee
                                                  <FN1>              <FN1>        <FN4>


Common Stock                     $1,100,000             $5.50           $6,050,000           $1,833.33

Warrants <FN2>                   $1,100,000               0.10            $110,000               33.33

Common Stock                     $1,100,000               6.05          $6,655,000            2,016.66
  underlying Warrants

Over-Allotment                     $165,000               5.50            $907,500              275.00
 - Common Stoc

Over-Allotment                     $165,000               0.10             $16,500                5.00
   Warrants <FN2>

Over-Allotment                     $165,000              6.05             $998,250              302.50
 - Common Stock
underlying Warrants
          <FN2>

Underwriter's Option               $110,000              6.05             $665,500              201.66
 - Common Stock <FN3>

Underwriter's Option               $110,000               0.11             $12,100                3.67
 - Warrants <FN3>

Underwriter's Option               $110,000              6.66             $732,600              222.00
 - Common Stock
underlying Underwriter's
Warrants <FN3>

Common Stock                       $575,000              6.05           $3,478,750            1,054.17
 underlying Class A
 Bridge Warrants<FN5>

Common Stock   underlying          $250,000              6.05           $1,512,500             485.33
Class B   Bridge

Total Fee                                                                                    $7,413.98

paid by Company                                                                             $10,163.63

Refund due to Company                                                                        $2,749.65



 Notes:
<FN1>
(1) Estimated for purposes of calculating registration fee.
<FN2>
(2) Unless redeemed sooner by the Company, Warrants are exercisable at $6.05 per share of Common Stock("Share") commencing six months after the date the public offering("Offering")becomes effective ("Effective Date")until five years after the Effective Date.
<FN3>
(3) Under the Underwriter's Option, the underwriters are entitled to purchase from the Company up to 110,000 Shares at $6.05 per Share and up to 110,000 Warrants at $.11 per Warrant. The exercise price of Warrants underlying the Underwriter's Option is $6.66 per Share. The Underwriter's price represents an amount equal to 110% of the initial public offering price.
<FN4>
(4) The Registration Fee is calculated as 1/33rd of one percent of the aggregate Offering price.
<FN5>
(5) In February 1998 the Company issued 250,000 warrants in connection with a bridge loan for $250,000. These warrants are exercisable during the four-year period commencing one year form the Effective Date.
     Otherwise the terms of these warrants are identical to those offered to the public in the Offering ("Class B Bridge Warrants"). The holder of the Class B Bridge Warrants is being registered with the Offering as a Selling Securityholder.
<FN6>
(6) In June 1998 the Company issued 575,000 warrants in connection with a series of bridge loans in the aggregate amount of $575,000. The terms of these warrants are identical to the Warrants offered to the public in the Offering ("Class A Bridge Warrants"). The holders of the Class A Bridge Warrants are being registered with the Offering as Selling Securityholders.




The 4,950,000 securities (3,300,000 common stock and 1,650,000 warrants) previously registered in SB-2 333-20006-NY approved 9/16/97, are carried forward and included in the calculation of the Registration Fee table in this
Registration Statement 333-37409. The fee previously paid to register such securities, $9,269.01, and the check in the amount of $522.20 which was submitted by wire transfer on October 8, 1997 are carried forward and off set against the current registration fee of $7,413.98 leaves a balance refund due to the Company of $2,749.65.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its Effective Date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



 Baltia Air Lines, Inc.

      Cross Reference Sheet
      Between Items on Form SB-2 and the Prospectus

      Item in Form SB-2                           Prospectus Caption

1.   Front of Registration              Forepart of Registration Statement
Statement and  Outside Front Cover      and Outside Front Cover Page of
of Prospectus                                Prosp

2.   Inside Front and Outside Back      Inside Front and Outside Back
Cover Pages of Prospectus               Cover Page of Prospectus

3.   Summary Information and Risk       Prospectus Summary;  Risk Factors
Factors

4.   Use of Proceeds                    Use of Proceeds

5.   Determination of Offering          Prospectus; Outside Front Cover
Price                                   Page of Prospectus; Underwriting;
                                        Risk Factors

6.   Dilution                           Dilution

7.   Selling Securityholders            Use of Proceeds, Common Stock
                                        Available for Future Sale

8.   Plan of Distribution               Underwriting; Prospectus Supplement

9.   Legal Proceedings                   N/A

10.       Directors, Executive          Management
Officers, Promoters and Control

11.       Security Ownership of         Principal Stockholders
Certain Beneficial Owners and

12.       Description of Securities     Description of Securities

13.       Interest of Named             Legal Matters;  Experts
Experts and Counsel

14.       Disclosure of Commission      Underwriting;  Item 24 and Item 28
position on Indemnification for
Securities Act Liabilities

     15.       Organization within      Summary;  Business
Last Five Years

16.       Description of Business       Summary;  Business

17.       Management's Discussion       Management's Discussion and
and Analysis or Plan of Operation       Analysis of Financial Condition
                                        and Results of Operation

18.       Description of Property       Business - Facilities

19.       Certain Relationships         Certain Transactions
          and Related Transactions

20.       Market for Common Equity      Description of Securities
     and Related Stockholder Matters

21.       Executive Compensation        Management - Compensation

22.       Financial Statements          Selected Financial Data; Financial

23.       Changes and                    N/A
        Disagreements with Accountants on
       Accounting and Financial Disclosure



SUBJECT TO COMPLETION, DATED June ___, 1998


PROSPECTUS

(c) BALTIA AIR LINES - U.S. INTERNATIONAL AIR CARRIER
             The New Way to Europe(tm)
1,100,000 Shares of Common Stock and
1,100,000 Redeemable Common Stock Purchase Warrants

All of the 1,100,000 shares of common stock of $.0001 par value ("Common Stock" or "Shares") and 1,100,000 redeemable Common Stock purchase warrants ("Warrants") offered hereby (together, the "Securities") by Baltia Air Lines, Inc. (the "Company") are being sold through Hornblower & Weeks, Inc. and Madison Capital Markets Corp. as the co-managers ("Co-Managers") together referred to as ("Underwriters.") The initial public offering ("IPO") price is $5.50 per Share and $.10 per Warrant. The Shares and Warrants will be separately tradable as of the date hereof. Investors may
purchase Common Stock, Warrants or both securities.   Each Warrant entitles
the holder to purchase one Share for $6.05 commencing six months after the date the Public Offering becomes effective ("Effective Date") until five years after the Effective Date. The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per Warrant on not less than 30 days' written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. See "Description of Securities."
<R/>




This Prospectus, dated ______, 1998 ("Prospectus"), also relates to a secondary registration of seventeen Selling Securityholders of 825,000 warrants ("Bridge Warrants"). Each Bridge Warrant entitles the holder to purchase one Share at 6.05 per Share. The 825,000 Shares underlying the Bridge Warrants are registered herein.


Prior to this Offering, there has been no public market for the Securities, and there can be no assurance that any such market will develop or, if developed, that it will be sustained. The IPO prices as well as Warrant exercise and redemption prices were determined by negotiations between the Company and the Underwriters. See "Underwriting." The Company has applied for quotation of the Shares and Warrants on the SmallCap tier of the Nasdaq Stock Market ("Nasdaq SmallCap Market") under symbols "BALT" and "BALTW," respectively, and for listing on the Boston Stock Exchange under the symbols _______ and ________ , respectively.
         -------------------------------------
The Securities offered hereby are speculative and involve a high degree of risk and immediate substantial dilution. See "Risk Factors" at page ___ and "Dilution" at page ___.
         -------------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these Securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                       Price to     Underwriting Discounts     Proceeds to
                        Public         and Commissions <FN1>    Company <FN2>

 Per Share . . . . . .    $5.50                $0.55                 $4.95

 Per Warrant . . . . .    $0.10                $0.01                 $0.09

 Total <FN3> . . . . . $6,160,000            $616,000           $5,544,000

<FN1>
(1) Does not include a 3% non-accountable expense allowance which the Company has agreed to pay to the Underwriters. The Company has also agreed to issue to the Underwriters warrants to purchase up to 110,000 Shares and 110,000 Warrants ("Underwriters' Warrants"), and to indemnify the Underwriters against certain liabilities, including liabilities under the
Securities Act of 1933.   See "Underwriting."
<FN2>
(2) Before deducting other expenses of this offering payable by the Company estimated at $235,000, and the Underwriter's non- accountable expense allowance of $184,800.
<FN3>
(3) The Company has granted the Underwriters an option, exercisable within 45 days from the date of the Prospectus, to purchase up to 165,000 additional Shares and 165,000 additional Warrants on the terms set forth above, solely for the purpose of covering over-allotments, if any (the "Over-Allotment Option"). If the Over-Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be $7,084,000, $708,400 and $6,375,600 respectively.  See "Underwriting."


The Securities are being sold by the underwriters on a firm commitment basis, subject to prior sale, when, as, and if delivered to and accepted by the Underwriters, and subject to the right to reject any order, in whole or in part, and subject to certain other conditions. It is expected that delivery of certificates representing the Securities will be made against payment therefore at the offices of Hornblower & Weeks, Inc. in New York
City, on or about July         , 1998 ("Closing").


HORNBLOWER & WEEKS, INC.      MADISON CAPITAL MARKETS CORP

  The date of this Prospectus is June 8, 1998



CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK AND WARRANTS SOLD. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION". IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF COMMON STOCK OR WARRANTS AT A LEVEL ABOVE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ SMALLCAP MARKET AND BOSTON STOCK EXCHANGE. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY
TIME. FOR A DISCUSSION OF THESE ACTIVITIES, SEE "UNDERWRITING."


                                   SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained herein assumes no exercise of the Over-allotment Option, the Warrants, Bridge Warrants and the Underwriters' Warrant. Investors should carefully consider the information set forth under the caption "Risk Factors."

                     THE COMPANY - HISTORICAL DEVELOPMENT

     The Company, a U.S. airline, was incorporated in 1989 under the laws of New York to provide full-service commercial, passenger, cargo and mail transportation between New York City and the former Soviet Union. In 1990, the Company competed with eleven airlines (American Airlines, Delta, Continental, TWA, PanAm, Northwest Airlines, American Trans Air, United Airlines, Alaska Airlines, Federal Express and Evergreen International Airlines) before the U.S. Department of Transportation ("DOT") for rights to fly to the former Soviet Republics. See "Business - U.S. Carrier Operations Under Bilateral Rights."

     In 1991, under the U.S. - U.S.S.R. Civil Air Transport Agreement of 1990 ("Bilateral Agreement"), the DOT granted the Company non-stop authority to carry passengers, cargo and mail between JFK - St. Petersburg, Russia; and JFK -Riga, Latvia, with on-line service beyond Riga to Minsk, Kiev, and Tbilisi. In 1992, and anticipating utilization of the authorities, the Company commenced the US Federal Aviation Administration ("FAA") certification process, and trained 30 pilots, 38 flight attendants, 17 mechanics, and 8 dispatchers, but did not complete the process because the Company did not have sufficient financing to take delivery of aircraft.

     At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate sovereign nations, all of which the Company believed limited its access to public or private financing. Resources of the Company's officers and directors were insufficient to commence revenue operations. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993.

     In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, and Russia to have expanded its political and economic ties with the United States ("US") which were reflected in the growth of passenger traffic and freight, the Company reapplied for JFK-St. Petersburg authority. Based upon the Company's planned IPO and having examined the Company's operating plan and management, its background and qualifications, the DOT found the Management fit to operate a US flag carrier (DOT Order 96-1-24, and 96-2-51). The DOT authority is conditional upon the Company's obtaining FAA air carrier certification and meeting the DOT regulatory one-time financial requirement to have, upon commencement of flight operations, working capital equal to an averaged three months operating expenses. Founder, Chairman and President Igor Dmitrowsky foresaw the dissolution of the Soviet Union, realized the immense commercial opportunities for a US airline to serve this rapidly developing market, and testified to such in 1991 before the House Aviation Subcommittee. Mr. Dmitrowsky, a US citizen and native of Riga, Latvia, has traveled extensively in the Republics of the former Soviet Union and he speaks fluent Latvian and Russian.


     The Company's activities, from inception to the present, have been devoted to raising capital, obtaining route authority and approval from the DOT and the FAA, and on market research and development of the Company's overall marketing program. In 1996, and upon reexamination of the Company's fitness as a US air carrier, the DOT reissued JFK-St. Petersburg route authority to the Company. In January 1998, the Company's President met with the FAA regarding the air carrier certification process consisting of document approval, crew training, and flight demonstration. Prior to commencement of service, the Company is required to complete the FAA air carrier certification.


                              BUSINESS STRATEGY


     The Company's business strategy is to establish itself as a leading carrier in the US-Russia niche market, but there is no assurance that such will occur. The Company's marketing strategy is to associate the Company's name with quality service. In 1992, and as part of its marketing strategy, the Company sponsored the St. Petersburg Festival in New York featuring the Kirov Ballet and Opera at the Met. As a result, the Company established relationships with key individuals within the St. Petersburg's community, the Conductor, Director, and Assistant General Manager of Kirov Opera & Ballet; and management of Hotel Astoria, Grand Hotel Europa, and Pribaltiyskaya Hotel. There is no assurance written contracts will evolve as a result of having established these relationships. The Company's Director of Public Relations maintains these relationships presently, but no promotion is currently conducted. The Company does not plan to use Offering proceeds for promotion of art in St. Petersburg. The cost of promotion of the arts of St. Petersburg will be paid from operating revenues. The Department of Commerce ("DOC") describes St. Petersburg as the former capital of Russia, with a population of just under five million people, which makes it the second largest city in Russia and the fourth largest in Europe. It is a central hub for commercial activity in the Northwestern Region of Russia, and is the major intellectual, cultural, financial, and industrial center of the Russian Federation. The DOC statistics record that US-Russia air cargo more than doubled in both directions from 1992 to 1995 (DOC, Bureau of the Census).



     The Company intends to offer non-stop and palletized and containerized air cargo service from the United States into the St. Petersburg market, a service presently not offered by any other U.S. airline. The US Postal service stated that the Company may be required to carry about half of all US mail to Russia (approximately 14,000 lbs per month), which the Company's management ("Management") believes the Company can carry profitably and which is not expected to have a material adverse effect on the Company's flight schedule. Currently, priority mail is channeled through Moscow because US non-stop service to St. Petersburg is not available. See "Management Discussion and Analysis of Financial Condition and Results of Operations." A number of freight forwarders, including Paramount Cargo Marketing, Inc., RAF International Sales, Inc., Transatlantic Royal Company, Inc., The International Grapevine, Quantum International Forwarding, Ltd., American Export Lines, who specialize in the US-Russian market, have expressed an interest in utilizing the Company's proposed cargo service. Negotiations have included quantities to be carried at quantity market rates and contracts with Paramount Cargo Marketing and RAF International Sales are expected to be signed following closing of the IPO, at which time the Company can approximate the date of inaugurating flights. However, there are no assurances that agreements will be reached at that time, or that cargo shipments will materialize as expected. Paramount Cargo Marketing projected that it would ship 20 tons five times per week, and RAF International Sales projected its shipments at 50 to 75 tons per week to St. Petersburg. The Company will commence revenue flight operations with one round trip per week and increase frequency as economically advantageous. Operating one round trip per week with full cargo payload, the Company expects to carry less than a quarter of the requirements of these forwarders. Thus initially, the Company expects to operate with full cargo payload. The Company expects to receive DOT authority to operate up to five round trip flights per week.



     The Company is presently in discussions with Pegasus Capital
Corporation / Pacific Aviation Holding Company ("Pegasus") for the acquisition of two B747 aircraft. The Company has allocated $750,000 for the initial acquisition deposit on the first aircraft. See "Use of Proceeds." There is no assurance that these aircraft will be acquired.


     BALTIA(c), VOYAGER CLASS(c), THE NEW WAY TO EUROPE(tm), CLUB
BALTIA(tm), BALTIA CARGO(tm), AIR BALTIA(tm), and BALTIA EXPRESS(tm) are trademarks of the Company.

     The Company's office is located in the East Wing of the International Arrivals Building (IAB) at JFK International Airport, Jamaica, NY 11430 and its telephone number is (718) 553-6636.

                                 THE OFFERING


Securities Offered(1) . . . . . .       1,100,000 shares of Common Stock and
                                        1,100,000 Warrants.  The Common
                                        Stock and Warrants are separately
                                        tradeable as of the date of this
                                        Prospectus.

Description of Warrants . . . . .       Each Warrant entitles the registered
                                        holder to purchase one share of
                                        Common Stock for $6.05 commencing
                                        six months from the Date of this
                                        Prospectus and continuing until five
                                        years from the Date of this
                                        Prospectus.  The Company may redeem
                                        the outstanding Warrants, once they
                                        become exercisable, at a price of
                                        $.10 per Warrant on not less than 30
                                        days prior written notice, provided
                                        the closing bid quotations of the
                                        Shares have exceeded $10 for 20
                                        consecutive trading days ending on
                                        the third day prior to the date on
                                        which notice of redemption is given.
                                        See "Description of Securities."

Common Stock Outstanding . . . .   2,442,500 shares.
Common Stock Outstanding
   After Offering  . . . . . . .   3,542,500 shares(1)


Proposed Nasdaq SmallCap
   Market Symbols  . . . . . . .   Common Stock:  BALT
                                   Warrants:      BALTW

Proposed Boston Stock
   Exchange Symbols . . . . . .    Common Stock:
                                   Warrants:

                               USE OF PROCEEDS


     Of the $5,124,200(2) net proceeds of this Offering, the Company intends to reserve approximately $90,000 to pay liabilities, and approximately $2,166,000 for commencement of scheduled nonstop service on the JFK-St. Petersburg route, including costs for aircraft deposit, spare parts/ground equipment, office facilities, compensation, contract services, marketing, consultants, and mini-evacuation tests. To accelerate commencement of scheduled service, the Company borrowed money ("Bridge Loans") and, prior to the Closing, it purchased certain goods and services which otherwise would have been purchased from proceeds of the Offering("Proceeds"). Bridge Loans will be repaid at the Closing from Proceeds allocated for commencement of scheduled service and accumulated interest thereon is expected to be paid from Proceeds allocated to pay liabilities. Approximately $2,958,200 is expected to be reserved as working capital. See "Use of Proceeds."


                                 RISK FACTORS


     The Securities offered hereby involve a high degree of risk. An investment in the Securities should be considered only by investors who can afford the loss of their entire investment. Prospective investors should review carefully the information set forth under "Risk Factors."

______________
(1) Does not include the Over-Allotment Option of up to 165,000 additional Shares.

(2) Based upon the IPO price of $5.50 per Share and $.10 per Warrant, net proceeds to the Company of $5,124,200 are calculated by deducting from the total Proceeds of $6,160,000, the Underwriting Discounts and Commissions of $616,000, the Underwriters's non-accountable expense allowance of $184,800, and expenses of this Offering payable by the Company estimated at $235,000. The Bridge Loans are expected to be repaid at Closing from net Proceeds. There is no impact on "Use of Proceeds", except that some uses are expected to be transacted prior to the Closing with money from the Bridge Loans.


                     SUMMARY FINANCIAL AND OPERATING DATA


     The following table sets forth certain selected financial data for three months ended March 31, 1998 and 1997 (unaudited), and years ended December 31, 1997, and 1996, as derived from the financial statements of the Company. The information should be read in conjunction with the "Management Discussion and Analysis of Financial Condition and Results of Operations" ("Management Discussion and Analysis"), and the financial statements and related notes included in this Prospectus.



                                              Three Months Ended             Years Ended
                                                    March 31                  December 31
                                              1998          1997          1997            1996
 Statement of Operations Data:
 (Development Stage)
 Operating revenue . . . . . . . . . . .             0            0              0            0
 Pre-operating expenses  . . . . . . . .      $145,832      $39,230       $143,137     $170,566
 Pre-operating loss  . . . . . . . . . .      (145,832)     (39,230)      (143,137)    (170,566)
 Interest expense net  . . . . . . . . .        52,466        5,382              0       68,120
 Net loss  . . . . . . . . . . . . . . .      (198,298)     (44,612)      (143,137)    (238,686)
 Loss per share of Common Stock  . . . .          (.08)        (.02)          (.06)        (.11)



                                                              March 31, 1998


Pro forma Adjusted
                                                              Actual
for Offering <FN1><FN2>

 Balance Sheet Data:
 Working capital (deficit) . . . . . . . . . . . . . . . .  $ (959,735)    $ 4,164,465
 Total assets  . . . . . . . . . . . . . . . . . . . . . .     262,214       5,386,414
 Total liabilities . . . . . . . . . . . . . . . . . . . .     986,438         986,438
 Redeemable common shares <FN4>. . . . . . . . . . . . . .           0               0
 Stockholders' equity (deficit) <FN3>. . . . . . . . . . .    (724,224)      4,399,976
 Net Tangible Book Value per share . . . . . . . . . . . .        (.38)           1.19



<FN1>
(1) Does not include proceeds from the Over-Allotment Option of up to 165,000 additional Shares.
<FN2>
(2) Based upon the IPO price of $5.50 per Share and $.10 per Warrant, net proceeds to the Company of $5,124,200 are calculated by deducting from the total Proceeds of $6,160,000 the Underwriting Discounts and Commissions of $616,000, the underwriter's non-accountable expense allowance of $184,800 and expenses of this Offering payable by the Company estimated at $235,000.
<FN3>
(3) In June 1997, the Company converted the following liabilities: (1) $1,048,000 in demand notes issued in 1992, together with accrued interest, were converted into 75,000 restricted Shares; (2) $1,628,000 in accounts payable were converted into 150,000 restricted Shares;(3) $110,000 in accounts payable to a consultant were converted into 10,000 restricted Shares; and (4) $270,928 and $22,142 in accrued expenses were forgiven by certain shareholders. The Company's Shareholders' deficit attributes zero value for $396,090 of pre-paid media placements. See "Management Discussion and Analysis - Results During Development." On March 31, 1998, certain Shareholders relinquished the amount due them totaling $160,983.

<FN4>
(4) In June 1997 certain shareholders canceled their option to sell back to the Company 25,000 Shares at total buy-back amount of $400,000.



                          SUBSCRIBER'S FLIGHT COUPON

     In order to introduce its non-stop JFK - St. Petersburg service to its IPO shareholders, the Company will issue Subscriber's Flight Coupons. For each 1,500 Shares purchased, the Subscriber receives one Flight Coupon to purchase two round-trip tickets from JFK to St. Petersburg for $650. Each Subscriber's Flight Coupon is not a security. See "Subscriber's Flight Coupon."

                                 RISK FACTORS

     Investment in the Securities offered hereby involves a high degree of risk. Prospective investors should carefully review the following factors together with the other information in this Prospectus prior to making an investment decision. Such risks include, among others:

RISKS RELATING TO THE COMPANY

No Operating Revenue History


     The Company has not yet commenced revenue producing operations. Excepting investments and loans from present securityholders, the Company has not generated any revenues. Since inception to March 31, 1998, the Company has accumulated a loss of $6,585,804 in preparation for the commencement of revenue producing service. With the net proceeds from this Offering, the Company expects to start revenue service on the JFK - St. Petersburg route. Accordingly, the Company is in its development stage of business. As a "development stage" business, the Company is subject to many of the risks common to such enterprises, including under capitalization, cash shortages, limitations with respect to personnel, financing and other resources, and uncertainty of customers and revenues. There is no assurance that the Company's activities will be successful or result in any revenues or profit for the Company, and the likelihood of the Company's success must be considered in the light of its stage of development. See "Business."



The Company's Continuing as a Going Concern Depends Upon Financing


      The Company's plans are dependent upon the closing of the IPO for $6.2 million which Management believes will be sufficient to meet the financial fitness criteria for an operation consisting of one round-trip flight per week between new York and St. Petersburg with one B-747-100 aircraft. (DOT Order 97-9-11, p.5.) If the Company does not raise sufficient working capital, and continues to experience pre-operating losses, there will most likely be substantial doubt as to its ability to continue as a going concern. Because the Company has generated no revenue, all expenditures during the development stage have been recorded as pre-operating losses. Revenue operations have not commenced because the Company has not raised the necessary capital. The Company's independent auditors have qualified their report on the Company's financial statements to state that if the Company does not raise sufficient capital there is substantial doubt as to its ability to continue as a going concern. See "Use of Proceeds, Business and Management Discussion and Analysis."



Loss of DOT Authority Without IPO Closing or Other Funding

If the IPO does not close, or sufficient working capital is not raised prior to August 7, 1998, there is a risk that the Company's New York - St. Petersburg route authority may not be renewed by the DOT and may cause the DOT to terminate the NY-St. Petersburg authority for dormancy.


Obtaining FAA Air Carrier Certification is Prerequisite to Commencing Revenue Service

     Obtaining FAA air carrier certification is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operation procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. At the time the Company received authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate nations, all of which Management believed limited the Company's access to public and private financing in 1992, and due to incomplete financing, in 1992 the Company could not take delivery of airplanes and as a result could not complete the FAA certification process. Although at no time in 1992 was the Company deficient in any FAA certification task undertaken, the FAA air carrier certification process must be recommenced because of the six-year lapse. While Management believes the net Proceeds are adequate to complete the FAA process, satisfy the DOT Financial Requirement (discussed below), and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA air carrier certification. See "Use of Proceeds, and Management Discussion and Analysis."


Meeting DOT Financial Requirement is Prerequisite to Commencing Revenue Service


     The DOT requires that, at the time it commences revenue service, a new airline have cash or credit in a one-time amount equal to expenses reasonably to be incurred during the first three months of operations. In practice the DOT takes one fourth of the total annual forecast expenses. Projected revenues cannot be used to offset the three months average expenses. ("DOT Financial Requirement"). The Company will commence operations with one round trip per week. The averaged three months operating expenses approximates $2.8 million. Assuming the use of Proceeds as set forth under "Use of Proceeds," the Company will have reserve working capital in the amount of $2,958,200 with which to meet the DOT financial requirement to commence service with one round trip per week. Once operations have commenced, the Company may increase service as traffic demands up to five round trips per week, and regardless of demand, will not increase frequency of service at a rate that might diminish quality of service. If some unforeseeable pre-operating cost is incurred, the Company may have to raise additional financing , to meet the DOT Financial Requirement thereby causing further dilution of book value per share. See "Use of Proceeds, Business and Management Discussion and Analysis."


Need for Additional Financing


     With the Proceeds from the Offering, assuming no additional financing, the Company expects to commence revenue operations with one JFK-St Petersburg round trip per week. However, it is possible that unforeseeable circumstances may arise so that capital raised in this Offering may be insufficient to commence revenue operations. If additional financing is required to meet the DOT Financial Requirement, or other unforeseeable event, the Company will have to raise additional funds and may have to negotiate equity for funds. See discussion of additional potential sources of financing under Liquidity and Capital Resources subsection of "Management Discussion and Analysis." There are no present commitments by an individual, firm or entity for future financing. The need for additional financing carries the risk of book value per share dilution and may revenue flight operations indefinitely. If revenue operations commence, no guarantee can be given that the Company's JFK -St. Petersburg operation will generate sufficient revenues to satisfy its cash needs at various periods in the future. In which case, equity may be negotiated for debt and book value
per share would be further diluted.   See "Use of Proceeds" and "Management
Discussion and Analysis."


The Company's International Route May Not Have Resale Value

     In contrast to domestic airline routes, which became unlimited-entry markets following air transport deregulation, international airline routes are frequently limited-entry markets with competition restricted by bilateral agreements between contracting nations. Each contracting nation designates its national carrier[s] to provide international service on air routes permitted by the agreement. Subject to DOT approval, US airlines have sold international route authorities to each other for value. The Company's route authority has no resale value during the one year following commencement of air service because the route's transferability is prohibited by the DOT until the Company has operated the route for at least one year, and then may have no resale value. Accordingly, route valuation should not be relied upon when evaluating the equity of the Company. See "Management Discussion and Analysis - Liquidity and Capital Resources".

Dependence on DOT Qualified Management


     The Management and members of the Company's Board of Directors are required to meet the qualifications of the DOT in order to operate a US airline. The loss of the services of any present member may have an adverse effect on the Company's operations, and qualified replacements acceptable to the DOT and FAA would have to be retained. There can be no assurance that the Company will be able to attract qualified personnel in the future on terms attractive to the Company or on any terms. The Company has a no written employment agreement policy. The Company intends to acquire key-man life insurance in place 90 days after the Closing on the President. See "Management."


Management Has Discretion as to the Use of Proceeds


     Management has discretion as to the use of proceeds with respect to working capital which represents 47% of the Proceeds from the Offering. There can be no assurance that Management's decisions will cause the most positive results for the Company or are the spending decisions that individual investors would make if they were in Management's position. IPO Investors may have no control over such decisions because officers, directors and existing shareholders of the Company may still control the board of directors following the Offering. Unforeseen events or changed circumstances may cause Management to use Proceeds differently from allocations set forth in the Use of Proceeds section. See "Description of Securities - Lack of Control by Minority Shareholders."


No Assurance of Future Profitability

     As a US start-up airline, the Company is likely to be subjected to greater initial scrutiny by the FAA than established mainstream airlines, and the Company is likely to spend extra resources to make required adjustments. A start-up airline can be expected to confront many problems, delays, expenses and unforeseen difficulties relating to operations, marketing and compliance with applicable regulations. Despite offering the only non-stop US service from JFK to St. Petersburg, the Company may experience periods of operating losses. The Company believes that its results of operations will be affected by various factors, including market acceptance of its new non-stop flights, seasonality variation, economic and political factors, and the need for additional capital. There can be no assurance that the Company, and its operations, will experience profitability in the future, if at all. See "Management Discussion and Analysis."

Revenue Operations are Dependent upon Initial FAA Certification and Continued Regulatory Compliance

     The Company is a US start-up airline. In order to commence service on the JFK - St. Petersburg route, the Company is required to complete its FAA air carrier certification. Following the certification, a US airline is required to maintain its air carrier standards as prescribed by regulation. Failure to do so may ground the Company's aircraft. See "Business - Air Carrier Certification, and - Regulatory Compliance."

US International Air Carrier Operations are Subject to Terms and Conditions in Bilateral Agreements

     The Company's proposed operation on its route from JFK to St. Petersburg, Russia will be conducted pursuant to the Air Transport Agreement Between the Government of the United States of America and the Government of the Russian Federation, signed 14 January 1994 ("Bilateral Agreement"), entitling the Company to certain rights and privileges backed by the US government. However, the Company is subject to any change negotiated by US and Russia which may not be to the Company's advantage. By operating its service, the Company will establish "grandfather rights" on its route. However, there can be no assurance that the Bilateral Agreement will not be modified in the future to the effect that certain provisions which are beneficial to the Company may be diminished in the future. See "Business - US Carrier Operations Under Bilateral Rights."

Political Risk may Affect the Company's Growth

     The Company's long-term business strategy is to build a niche market for itself in the US-Russia market. Because the Company's right to operate from the US to Russia is protected by Bilateral Agreement, the Company's service is not likely to be interrupted by political change, unless a breakdown in diplomatic relations occurs between the US and Russia.
However, adverse political developments in Russia may slow the present rapid growth of passenger and cargo traffic between the United States and Russia. This in turn, may have a material adverse effect on the Company's operations. See "Business - US Carrier Operations Under Bilateral Rights."

Dependence Upon Aircraft Availability


     The Company is negotiating a lease with Pegasus for a Boeing 747-100
aircraft.   The aircraft is presently available for delivery in 1998.
Pegasus has an additional sister ship also available to Baltia. However, until successful completion of this Offering, an acquisition contract cannot be completed. The Company does not currently own or lease any planes, and is not currently a party to a lease or contract granting it access to a plane, and intends to contract for aircraft acquisition at the earliest time following the Closing. The Company may purchase or lease its aircraft depending upon acquisition terms. The Company intends to make monthly lease or purchase payments from operating revenue in an amount ranging from $175,000 to $225,000 per month. In the event the Company is unable to meet such monthly payments, as in most lease or purchase plans, its aircraft may be repossessed. If the Company's sole aircraft were repossessed, there is a risk that the Company would cease flight operations and cessation could be permanent. See "Business - Pending Aircraft Acquisition."

Risk of Escalating Fuel Cost and Labor Costs

     The Company's fuel costs are based upon a Texaco quote of fuel costs at JFK and an Aer Rianta fuel costs quote at St. Petersburg. However, no assurance can be given that future fuel costs will not escalate beyond the current level. The Company's business is fuel-intensive. Fuel is one of the most significant cost elements over which the Company has very little or no control. A significant increase in the fuel cost may diminish or eliminate the Company's profit, or create an operating loss.

Labor cost is also a significant operating cost which can vary over time. Despite the Company's long-term labor strategies, there can be no assurance that the Company will be able to control escalating labor costs over time, or that in the future it will not be exposed to collective bargaining that may adversely affect future operating costs and efficiency. See "Management Discussion and Analysis - Market Statistics."

Security and Drug Testing Requirements

     The Company is required to follow its FAA approved program for air carrier security and drug testing. The Port Authority at JFK and authorities in St. Petersburg, Russia have additional security requirements.
 However, even when complying with these measures, no guarantee can be given that security violations, as well as controlled substance violations, can be totally prevented by the Company. There may be situations over which the Company has no control. Any such potential violation presents a significant risk for the Company, a risk which appears to be inherent in the airline industry.

Single Aircraft Operation

     The Company intends to operate a single wide body aircraft for a period of time before acquiring another aircraft. The dispatch reliability of the B747-100 is better than 97% (Boeing report ID:RM 23004). The FAA requires that the Company have line maintenance at JFK and in St. Petersburg, as well as spare parts reserves and parts pool arrangements at both airports. Despite the technical servicing capability required by the FAA, the Company may experience delays due to technical problems which a multi-aircraft operator would be better equipped to resolve. Such potential occurrences may impact adversely on the Company's marketing objective to provide reliable on-time service to passengers and cargo shippers. There is no additional safety risk associated with operating a single aircraft because the FAA requires US airlines to observe uniform safety standards regardless of the number of aircraft.

     For each hour of aircraft operation, the Company accumulates capital reserves for various maintenance items. It is possible that during the initial period, until sufficient maintenance cash reserves are accumulated, an unexpected significant maintenance cost can adversely impact the Company's operating cash flow. See "Business - Description of the Industry," and "- Pending Aircraft Acquisition."

Currency Exchange Fluctuations

     In addition to dollar sales throughout the United States and in Russia, the Company will accept non-dollar currencies at St. Petersburg. The Company is authorized to freely transfer its funds between the US and Russia. Rubles are freely exchangeable to dollars, and the Company intends to periodically make compensatory adjustments in its ticket prices, purchased with rubles. However, for marketing reasons aimed at maintaining an apparent stability of the Company's ticket pricing for passengers and shipments originating abroad, the Company does not plan to adjust its ticket prices simultaneously with exchange rate fluctuations. Thus, an inherent exchange risk exists in the Company's international currency transactions, risk which increases with exchange rate volatility. The Russian government began freeing prices in 1992 which sparked devaluation of the Ruble. See "Management Discussion and Analysis - Currency Exchange Fluctuations."

Competition by Major Airlines


      The rapidly growing US-Russian market is primarily being served by foreign airlines providing a one-or two-stop service. The major foreign competitors include Finnair, SAS, Lufthansa, KLM, Swissair, British Air and other smaller foreign airlines. Only US and Russian airlines derive rights to fly non-stop under the Bilateral Agreement. Thus, excepting a Russian airline, no foreign carrier can obtain rights to fly non-stop between the US and Russia. Delta is currently providing non-stop service to Moscow, and the Company will fly non-stop to St. Petersburg.
<R/>

     Despite the apparent advantage that the Company may have by providing the only US non-stop service to passengers and cargo shippers in the US - St. Petersburg market, the major carriers have an established name and reputation. As a start-up US airline, the Company will have to establish its reputation and name recognition in the market in order to capitalize on its non-stop service. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that such agreements would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, passengers will be able to purchase a multi-leg ticket through the CRS (Computer Reservation System) at their local travel agent without the benefit of interline discount. Without interline discount, the multi-leg ticket may be more expensive than a multi-leg ticket on a competitive airline that has interline agreements in place. No assurance can be given that the Company's non-stop service will offer a sufficient marketing advantage over the established airlines. If the Company is unable to establish itself as the leading US operator in the market, or if the Company is forced to respond to overall price slashing, the Company's revenues will most likely be adversely affected.




     Based on reciprocity of the Bilateral Agreement, a Russian airline can also offer non-stop service between the US and Russia. It is likely that over time Russian airlines will upgrade their services and will be more competitive in the mainstream market. There can be no assurance that such future competition by a Russian airline in the market will not adversely affect the revenue growth of the Company. See "Business --- Competition," "--- US Carrier Operations Under Bilateral Rights," and "--- Interlining at JFK and LaGuardia Airports."


Effects of Seasonality on the North Atlantic

     Traffic over the North Atlantic fluctuates seasonally with higher load factors in the summer and lower load factors in the winter. Historically the February North Atlantic traffic (low point) is 25% lower than the average monthly traffic, and the August North Atlantic traffic (high point) is 45% above the monthly average North Atlantic traffic. During the low season, to mitigate the typical seasonal traffic decline, the Company intends to market St. Petersburg's winter cultural attractions and may reduce the frequency of its winter scheduled flights while providing supplemental charter service with its aircraft when the aircraft is not flying scheduled service. However, no assurance can be given that the Company's marketing strategies will be sufficiently effective to maintain desirable passenger and cargo load factors throughout the year. Nor can the Company guaranty that revenues from potential charter services would counter-balance the negative impact on revenue due to North Atlantic seasonal fluctuations, or if charter opportunities will be timely available to the Company. On occasion, JFK airport, St. Petersburg airport, or alternative airports could close. In such a case, the Company's flight departure may be delayed. This type delay is not expected to be a significant economic factor because the delay would be absorbed in turn around time. North Atlantic flights follow FAA established procedures to assure safety. Separate procedures exist for twin-engine aircraft that are not applicable to aircraft with more than two engines. Extended Range Twin-engine Operations (ETOPS) regulates twin engine operations by requiring the availability of alternate en route airports along the North Atlantic route in the event one engine were to fail. When weather closes a critical en route airport, the twin engine aircraft flight may not depart. The Boeing 747 aircraft, which the Company is considering, is not subject to ETOPS regulations. The Company is not presently considering a twin aircraft. See seasonality chart in "Management Discussion and Analysis."

Limited Insurance Coverage and a Fluctuating Insurance Market

     As a US airline, the Company is required to maintain comprehensive airline liability insurance. The Company intends to carry $750 million in liability coverage. Additionally, the Company intends to purchase hull insurance, both to be effective upon delivery of the aircraft immediately prior to commencement of flight operations. The Company has no control over the fluctuation in the insurance market and no assurance can be given that future increases in the overall insurance premiums will not adversely affect the Company's profitability.

     The risk of an airline disaster can be devastating to a major carrier. The liability coverage purchased by the Company may not provide adequate coverage in the event of a significant disaster which is likely to have a material adverse effect on the Company. See "Management Discussion and Analysis - Insurance Coverage and Expense."

Consequences in the Event of Default on LainBanka Line of Credit


     The DOT is empowered to withdraw the authority from any US airline should it find that non-US citizens directly or indirectly control that airline. The Company has a $6.2 million line of credit ("LOC") from LainBanka of Riga, Latvia. Should the Company draw upon that LOC and default on repayment to LainBanka, notice must be made to the DOT. The Company has made no draws upon this LOC and owes no debt to LainBanka. See "Twelve Month Operating Plan" and "Notes to Financial Statements," for terms and conditions of this LOC. Although in management's opinion, the value of the Company to LainBanka lies in its US certification and the Company and LainBanka would have a continued interest in retaining US control of the airline, it is not certain what action LainBanka would take in the event the Company should default. LainBanka is located in Latvia and subject to Latvian law. There is no assurance that the investor in this Offering would not be adversely affected by action of the DOT, the Latvian government, or by action of the LainBanka in the event of default. See "Management Discussion and Analysis - Results During Development."


Executive Compensation

     During the period commencing when the Proceeds are released to the Company and commencement of revenue operations, the Company's President and the Vice Presidents will receive compensation reduced to an amount equal to 50% of budgeted salary. From the total net Proceeds of $5,124,200, the executive officers' compensation totals $42,000 which represents 0.8% of the net Proceeds. The proceeds allocated for executive compensation are not available for other uses in commencing revenue service. See "Use of Proceeds and Management - Compensation."

Potential Conflicts of Interest

     The Company's directors and executive officers may serve as directors and executive officers of other business entities. The Company does not prohibit its officers and directors, or their affiliates, from transacting business with the Company. As of the date of this Prospectus, there have been no such transactions, excepting rental of office space from the Company's President prior to moving the office to JFK. Not withstanding full Board disclosure of any transaction between the Company and an officer or director, it is possible that an official could act to increase his/her interest at the expense of the Company. Anita Schiff-Spielman owns dental laboratories and will be available to the Company for board of directors meetings and related activities of her directorship. Andris Rukmanis is a partner in a Latvian law firm and will be a full time employee of the Company after the IPO closing. Walter Kaplinsky is currently inactive in Globe Enterprises, a company exporting to Russia, and contributing his services full time to the Company. Presently no other companies have demands upon the officers or directors and no conflict of interest exists. Since June 1997, after converting the $1,628,432 that was owed to her by the Company into 150,000 restricted shares, the outside legal counsel, Steffanie
J. Lewis, The International Business Law Firm, P.C., owns a total of 190,000 shares, or approximately 7.8%, of the Company's issued and outstanding Common Stock. Her financial interest potentially could influence her independent opinion.

     In 1990, Airline Economics, Inc. was engaged by the Company as industry analysts for the US - USSR Route Authority proceeding before the DOT Airline Economics was involved in the preparation of the Company's traffic projections for the JFK - St. Petersburg market and testified as expert witness for the Company in the proceeding. Airline Economics has been issued 28,750 shares of Common Stock, or approximately 1.2%, of the Company's issued and outstanding Common Stock which includes the June 1997 conversion of $110,000 that was owed to it by the Company into 10,000 restricted Shares. Airline Economics' financial interest potentially could influence its independent opinion. See "Management Discussion and Analysis - Liquidity and Capital Resources."

The Company's Operating Revenue may not be Sufficient to Repay Indebtedness


     The Company has debt in the amount of $986,438. Excepting $90,000 reserve, the Company does not intend to use net proceeds to repay indebtedness. If the Company does not generate sufficient operating revenue to repay indebtedness, it intends to postpone payment until such time as it has the capability to pay, or it may borrow on its LainBanka LOC. For terms of credit, see "Management Discussion and Analysis - Twelve Months Operating Plan." Tight fiscal policies and enhanced bank supervision have contributed to the stabilization of the economy leading to the strengthening of the financial system and acceleration of structural reforms enabling Latvia to emerge strongly from the 1995 banking crisis. (The US Department of Commerce, International Trade Administration, Central and Eastern Europe Business Information Center, Commercial Update, September/October 1997.) There is no guarantee that the Latvia financial system will maintain its strong emergence. If another banking crisis occurred, it is possible that Baltia's line of credit may be jeopardized.


Lack of Control by Minority Shareholders


     Upon the closing of this Offering, the officers and directors of the Company will own 47% of the issued and outstanding Shares (assuming the Warrants, and Underwriters' Purchase Option are not exercised). The Company's Certificate of Incorporation does not provide for cumulative voting. Therefore, the major shareholders may control 100% of the board of directors after this Offering. A minority shareholder may have no control over the management of the Company and will be unable to elect any directors. See "Principal Stockholders" and " Description of Securities - Lack of Control by Minority Shareholders."


Dividends

     The Company has never paid dividends on its Common Stock and presently intends to retain earnings, if any. There can be no assurance that dividends will or will not be paid to its shareholders. Payment of dividends on the Company's Common Stock rests with the discretion of the Company's board of directors and will depend upon future earnings, if any.  See "Dividend Policy."

Trademark Infringement

     The Company has seven trademarks, of which two, "Baltia" and "Voyager Class," are registered with the US Patent and Trademark Office and five are subject to registration. While the Company intends to protect its trademarks, there can be no assurance that the Company can enforce the trademarks against infringement. "See Management Discussion and Analysis - Liquidity and Capital Resources."

RISKS RELATING TO THE OFFERING

Arbitrary Price

     The IPO price of the Shares and Warrants has been determined by negotiations between the Underwriters and the Company. In determining the number of Shares and Warrants to be offered and the Offering price, the Company and the Underwriters considered (among other things) the Company's history, capital structure, results of operations and financial condition, estimates of the business potential of the Company, prospects for the industry in general, and the general condition of the securities market. The price does not necessarily bear any relationship to the Company's assets, book value, earnings or other established criteria for valuing a company. Accordingly, the Offering price should not be considered an indication of the actual value of the Company's Securities. See "Underwriting - Determination of Public Offering Price."

No Assurance of Market and Possible Volatility

     Prior to this Offering there has been no public market for the Common Stock or Warrants, and although the Shares and Warrants (including the Shares underlying the Warrants) will be free of restrictions on transferability, there can be no assurance that a public market will develop after this Offering, or if developed, that it will be sustained. The Company has applied for quotation of shares on Nasdaq SmallCap Market and Boston Stock Exchange, however, if approved, there is no guarantee that the Company will be able to maintain its listing.

     There have been periods of extreme fluctuation in the stock market that, in many cases, were unrelated to the operating performance of, or announcements concerning, the issuers of the affected securities. The lack of current market for the Common Stock and Warrants, fluctuations in trading interest and changes in the Company's operating results, financial condition and prospects could have a significant impact on the market price of the Shares and Warrants.

     Although the IPO price of the Securities reflects the Company's and the Underwriter's assessment of current market conditions, there can be no assurance that the price of the Company's Securities will be maintained following the Offering. Accordingly, purchasers may not be able to resell their Common Stock, or Warrants at or above the public offering price, if at all, and a purchaser may not be able to liquidate his investment even at a loss without considerable delay. See "Common Stock Available for Future Sale," and "Underwriting - Determination of Public Offering Price."

Listing Requirements


     Under prevailing rules of the National Association of Securities Dealers, Inc. ("NASD"), in order to qualify for initial quotation of securities on The Nasdaq SmallCap Market, a company, among other things, must have at least $4,000,000 net tangible assets or $50,000,000 market capitalization, or $750,000 net income two of last three years, as well as the following: $1,000,000 public float, $5 million market value of public float, $4.00 bid price, 3 market makers, 300 shareholders, and either 1 year's operating history or $50 million market capitalization. Although the Company qualifies for initial quotation of its Securities on Nasdaq, for continued listing on Nasdaq, a company, among other things, must have net tangible assets of $2 million, or $500,000 net income in two of the last three years, or market capitalization of at least $35 million, as well as the following: 500,000 public float shares, $1 million public float value, $1 bid price, two market makers and 300 shareholders. In the event the Company should fail to maintain Nasdaq listing and the Common Stock and Warrants are not accepted on the Boston Stock Exchange, or if accepted and the Company fails to maintain such a listing, an investor would likely find it difficult to dispose of the Common Stock or Warrants, or to obtain current quotation to their value. There can be no assurance that the Company will meet the requirements for continued listing in the Nasdaq SmallCap Market or be listed and maintain listing on the Boston Stock Exchange.


Potential Effect of Penny Stock Rules on Liquidity of Shares

     If the Company's Securities are not listed on Nasdaq or certain other national securities exchanges and the resale price thereof falls below $5.00, then resales of such Securities will be subject to the requirements of the penny stock rules absent the availability of another exemption. The Securities and Exchange Commission ("SEC") has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system). The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Securities become subject to the penny stock rules, investors in this Offering may find it more difficult to sell their Securities. If the Company's Securities were subject to the existing or proposed regulations on penny stocks, the market liquidity for the Company's Securities could be severely and adversely affected by limiting the ability of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell their Securities in the secondary market.

Warrant is Subject to Company's Redemption

     The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. The Company intends to redeem Warrants at the earliest opportunity, provided there is a current prospectus at that time. Thereafter the Warrant is worthless. Thus, the investor may have to exercise his/her Warrant before maximum profit can be gained from it. Investors are advised that Warrants may not be redeemed or exercised in the absence of a current prospectus. The Company intends to keep the Prospectus current, but assumes no obligation to do so. The Company's intent to keep the Prospectus current is fully set out in the following two paragraphs. See "Description of Securities - Warrants."

Current Prospectus and State Blue Sky Registration Required to Exercise
Warrants

     The Company intends to qualify the sale of the Securities in a limited number of states, NY, NJ, CO, CT, FL, GA, IL, MD, WA, and UT, and certain exemptions under certain securities ("blue sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. Although the Securities will not knowingly be sold to purchasers in jurisdictions in which they are not registered or otherwise qualified for sale, purchasers may buy Shares or Warrants in the aftermarket or may move to jurisdictions in which the Shares issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In this event, the Company would be unable to issue Shares to those persons desiring to exercise their Warrants. No assurance can be given as to the ability of the Company to effect any required registration or qualification of the Common Stock in any jurisdiction. See "Description of Securities."

Necessity for Updating Registration Statement

     So long as the Warrants are exercisable, the Company would be required to file one or more Post-Effective Amendments to its Registration Statement on Form SB-2 ("Registration Statement") to update the general and financial information contained in this Prospectus. These obligations could result in substantial expense to the Company and could be a hindrance to any future financing. The Company will not notify Warrant holders if Warrants may not be exercised due to the absence of an effective Post-Effective Amendment. Although the Company has undertaken and intends to keep its Registration Statement current, there is no assurance that the Company will be able to keep its Registration Statement current, and if for any reason it does not do so, the Warrants will not be exercisable. The Company's Warrant and Transfer agent has been instructed not to accept Warrants for exercise without a current prospectus. See "Description of Securities - Warrants."


Underwriters' Warrants

     Subject to the requirements of the SEC and NASD, the Company will grant to the Underwriter, as partial consideration for services rendered, a warrant to purchase up to 110,000 Shares and 110,000 Warrants, exercisable at any time during a period of four years commencing at the beginning of the second year after the Effective Date of the Offering after which time all rights attached terminate. The Underwriters' Warrants may not be sold, transferred, assigned or hypothecated for a period of one year from the Effective Date, except to officers of the Underwriter and members of the underwriting group and their respective officers or partners. An exercise of the Underwriters' Warrants, which may be effected at any time, either in whole or in part, beginning one year after the date of this Prospectus for a period of four years thereafter and can be expected to be exercised at a time when the Company can obtain new capital on more favorable terms. This may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriters' Warrants is sold in the public market, may adversely affect the market price of the Company's Common Stock. The Underwriters' Warrants and the Shares issuable upon exercise of such option have been included in the Registration of which this Prospectus is a part. The Company has agreed to keep such Registration Statement current, which could result in substantial expense to the Company. This obligation is in addition to certain registration rights granted to the Underwriters. See "Description of Securities - Underwriters' Warrants, Underwriting, and Dilution."


Underwriters as Market Maker


     In connection with the Offering, the Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriters may also create a short position for the account of the Underwriters by selling more securities in connection with the Offering than they are committed to purchase form the Company and in such case may purchase securities in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position, up to 165,000 additional shares of Stock and 165,000 Warrants, by exercising the Over-Allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.


     In connection with the Offering the Underwriters and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Stock and Warrants on the Nasdaq SmallCap Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 under Regulation M. Passive market making consists of displaying bids on the Nasdaq Small Cap Market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time. See "Underwriting and Available Information."

Substantial Dilution to Purchasers


     Assuming no value attributable to the Warrants, at the IPO price of $5.50 per Share, purchasers in this offering will incur immediate and substantial dilution of $4.31 (78%) dilution per Share in the net book value per share of their investment. In addition, purchasers in this Offering will be contributing approximately 50% of the total investment consideration to the Company but will receive only 47.5% of the shares outstanding (assuming the Warrants, and Underwriters' Warrants are not exercised). Additional dilution will occur upon the exercise of Warrants, Underwriters' Warrants, and Over-allotment Option. Accordingly, in the aggregate, purchasers in this Offering will bear a greater risk of loss than the current stockholders. See "Dilution."


Shares Eligible for Future Sale

     Prior to the Offering there has been no public market for the Common Stock or the Warrants. Sales of substantial amounts of Shares, pursuant to Rule 144 or otherwise, could adversely affect the market price of the Shares and the Warrants, and make it more difficult for the Company to sell equity securities in the future at a time and price which it deems appropriate.


     Upon completion of the Offering, approximately 3,542,500 shares of Common Stock will be outstanding. The 2,442,500 shares of Common Stock held by present shareholders ("Insider Shares") have not been registered under the Securities Act of 1933, as amended ("Securities Act"). The Company and holders of 95% Insider Shares (2,320,000 shares) have signed agreements not to sell their shares publicly or privately for 24 months following the Prospectus date without the prior written consent from the Underwriters. Whether or not to grant consent lies within the discretion of the Underwriters, who have no present intent to grant consent for any shares currently outstanding. Should the Underwriters provide written consent, the Company's General Counsel will issue the appropriate opinion letter removing the restriction on selling the eligible Insider Shares. Following the 24-month Underwriters' lock up, substantially all Insider Shares will be freely tradable in the public market, if one exists, subject to Rule 144.


     In general, Rule 144 allows a shareholder who has beneficially owned restricted shares for at least one year (including persons who may not be defined to be "affiliates" of the Company under Rule 144) to sell within any three (3) month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Company's Common Stock or the average weekly volume on Nasdaq during the four calendar weeks preceding such sale, and may only sell such shares through unsolicited broker's transactions. A shareholder who is not deemed to have been an "affiliate" of the Company for at least 90 days and who has beneficially owned his shares for at least two years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. See "Common Stock Available for Future Sale."

Future Issuance of Stock by the Company


     Except as provided herein, pursuant to agreement with the Underwriters, for 24 months following the Prospectus date, the Company shall not issue any additional equity securities without the Underwriters' prior written consent. Following the exercise of the 1,100,000 Warrants, and Underwriters' Warrants consisting of 110,000 Shares and/or 110,000 Warrants, the Company will have outstanding 4,862,500 Shares. This does not include the exercise of 825,000 Bridge Warrants issued in connection with Bridge Loans. The Company is also authorized by its Certificate of Incorporation to issue 15,000 Preferred shares, none of which have been issued. The remaining Shares, and the unissued Preferred Shares, not issued or reserved for specific purposes may be issued without any action or approval by the Company's minority shareholders. Although there are no present plans, agreements or undertakings involving the issuance of such shares, except as disclosed in this Prospectus, any such issuances could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. There can be no assurance that the Company will not undertake to issue such shares if it deems appropriate to do so. See "Dilution," "Common Stock Available for Sale," and "Description of Securities."


                               USE OF PROCEEDS


     The proceeds from this Offering will be used to commence scheduled non-stop flights from JFK to St. Petersburg, Russia. In particular, the Proceeds will be used to meet the costs to: (1) Obtain FAA Air Carrier Certification, includes acquiring an aircraft and hiring/training flight crew allowances, (2) Conduct preliminary marketing, (3) Satisfy the one-time DOT Financial Requirement, and (4) Reserve approximately $90,000 for liabilities. Prior to the Closing, and to accelerate the commencement of revenue operations, the Company intends to use Bridge Loans to purchase certain goods and services necessary for FAA Certification, to be repaid as allocated from the Proceeds immediately following Closing. The net Proceeds from the sale of 1,100,000 Shares and 1,100,000 Warrants are estimated to be $5,124,200 after deducting underwriting discounts, Underwriters' 3% non-accountable expenses and other Offering expenses of $235,000.


     Obtaining FAA Air Carrier certification is a condition of commencing revenue flight operations under the Company's DOT fitness certificate. The certification process includes FAA approval of the Company's written operating procedures, approval of Company training for compliance with the written procedures, and the Company's demonstration to the FAA in actual flight operations. Because financing could not be completed in 1992, the Company could not take delivery of airplanes, and therefore could not complete the FAA certification process. At no time in 1992 was the Company deficient in any FAA certification task undertaken. In 1998, because of the six-year lapse, the Company must commence FAA Air Carrier Certification anew. While the Company believes the net proceeds from this Offering are adequate to complete the FAA process, satisfy the DOT Financial Requirement, and commence revenue service, nevertheless, it is possible that some unforeseeable event could occur that could prevent the Company from obtaining FAA Air Carrier Certification.

     Assuming all costs of the certification process are paid, the DOT requires the Company to have cash or credit equal to three months operating expenses assuming zero revenue. The Company will commence service with one round trip per week and will increase frequencies as traffic demands. Assuming zero revenue and one round trip per week, the Company projects average three months operating costs to be $2.8 million. Management believes that the net Proceeds allocated as working capital and the LOC from LainBanka will be sufficient to satisfy the DOT Financial Requirement. Following commencement of airline service, the Company may increase the frequency up to the limit of five round trips per week.


     The table below lists in the order of Company priority the expenses and working capital reserve for which the Company may use the Proceeds, and includes all costs the Company estimates it will incur prior to commencing revenue operations. The table assumes acquisition of one B747-100 aircraft. However, the Company intends to select the best aircraft for lease or purchase available at the time. The Company prefers a B747-100 and the aircraft must meet FAA air worthiness requirements. Consideration will also be given to the prior ownership and maintenance of the aircraft. The Company has estimated the market value and initial deposit required to acquire an aircraft based upon its discussions with aircraft sellers and lessors. Management believes that $750,000 will be sufficient to allow the Company to make a deposit on one aircraft. The Company expects to make monthly lease or purchase payments from operating revenue. There is no guaranty that an aircraft will be available to the Company at these estimated prices at the time funds are available for lease or purchase. It is the opinion of the Director of Technical Services that spare parts for the B747-100 are in relative abundance at favorable prices. The numbers in the table below are Company estimates only.


USE OF PROCEEDS
Aircraft Lease or Purchase Deposit <FN1>. .$  750,000    14.6%
Spare Parts/Ground Equipment <FN2>. . . . .   850,000    16.6%
General and Administrative <FN3>. . . . . .    70,000     1.4%
Compensation and Benefits <FN4> . . . . . .   196,000     3.8%
Contract Services <FN5> . . . . . . . . . .    80,000     1.6%
Marketing (direct costs only) <FN6> . . . .    60,000     1.2%
Consultants <FN7> . . . . . . . . . . . . .    20,000      .4%
Mini-Evacuation Test <FN8>. . . . . . . . .    50,000      .9%
Repayment of Liabilities <FN9>. . . . . . .    90,000     1.8%
Reserve Working Capital <FN10>. . . . . . . 2,958,200    57.7%

   TOTAL ("Net Proceeds") . . . . . . . . . 5,124,200   100%

Less Bridge Loan
     inclusive of interest <FN11> . . . . .   849,167

Adjusted net proceeds . . . . . . . . . . $ 4,275,033

<FN1>
(1) Represents initial deposit. Monthly lease or purchase payments are similar in cost ranging from $175,000 to $225,000, and are expected to be made from operating revenue.
<FN2>
(2) Estimated range for spare parts and ground equipment costs is based upon the Company's Director of Technical Services experience and discussions with suppliers.
<FN3>
(3) Inclusive of direct and indirect office facility operating expenses and general liability insurance for 90 days. (See note 10 and paragraph below.)
<FN4>
(4) This number represents all compensation costs and includes hiring/ training flight crew allowances, reduced salaries, and reduced executive compensation for the period commencing with the Closing and culminating with FAA certification. Training allowances remain constant. Salaries and executive compensation will be reduced by 50%. Executive compensation for the period equals $42,000. Executive compensation represents 0.8% of Net Proceeds.
<FN5>
(5) This is an allocation of deposits for contractual services commencing with revenue operations including deposits to caterers, Port Authority and St. Petersburg Airport Authority, US Customs, Aeronautical Radio, Official Airline Guide, and Jeppesen who will provide the Company with aeronautical charts.
<FN6>
(6) Pre-flight marketing costs include expenses of database marketing, direct mailing, agency advertising (select print and radio) and initial PR presentation. Does not include the cost of salaries and the use of the Company's facilities, equipment and communications, costs of which are absorbed elsewhere in the budget. Nor does it include the marketing budget during revenue operations, ex. the costs of promotion of the arts in St. Petersburg will not be paid from the marketing allocation set forth in the Use of Proceeds , but are expected to be paid from operating revenues.
<FN7>
(7) Allocated for temporary instructors and office help to accelerate the FAA air carrier certification process of the Company.
<FN8>
(8) The FAA required mini-evacuation test's budget contains a reserve in the event the FAA requires the Company to repeat the test.
<FN9>
(9) The Company has allocated $90,000 reserve for the repayment of accounts payable and accrued expenses.
<FN10>
(10) The Company intends to retain this amount to meet the DOT initial financial requirement pursuant to the Twelve Month Operating Plan. See
      "Management Discussion and Analysis - Twelve Months Operating Plan." Aircraft hull insurance and aircraft liability, including facilities and general liability, premiums are payable on a monthly basis with the first installment due in 30 days following commencement of revenue operations. Thus, aircraft hull and liability insurance is not included in the pre-revenue budget and will be paid from operating revenue and not from net proceeds.
<FN11>
(11) Investors have lent the Company $825,000 in bridge funds (Bridge Lenders). (See "Notes to Financials".) The bridge funds enable the Company to accelerate the FAA certification procedure prior to the IPO closing by enabling the Company to purchase certain goods and services the costs of which are included in "Use of Proceeds." The bridge funds are being used as follows: $275,000 partial aircraft deposit / inspection, $90,000 spare parts / ground equipment initial deposits, $105,000 general and administrative, $45,000 transport/lodging personnel, $25,000 compensation and benefits, $75,000 contract training/services deposits, $20,000 marketing direct, $40,000 printing/miscellaneous, $25,000 consultants, and $25,000 working capital. The Bridge Loans will be repaid at IPO closing together with interest. Interest is calculated to be $24,167 based on 10% per annum for approximately 7 months. (Use of $250,000 for 5 months; $525,000 for 2 months). The Company expects to pay interest from the Proceeds reserved to pay liabilities. In connection with the Bridge Loans, Bridge Lenders received 825,000 Bridge Warrants. (See "Underwriting" and "Common Stock Available for Future Use.")





     The foregoing represents the Company's best estimates of its allocation of the Net Proceeds based upon its present plans and current business conditions. Except as stated herein, the Company will pay short-term liabilities, accounts payable and other debt from operating revenues and not from Net Proceeds. As of March 31, 1998, total current liabilities were $986,438. Aircraft hull and airline liability insurance will not be paid from Net Proceeds. Insurance premiums are normally payable in monthly installments beginning 30 days following commencement of revenue operations.
 Annual insurance costs, including facilities and general liability insurance, associated with the Company's operating a B747-100 would total approximately $1,100,000 including comprehensive airline liability coverage up to $500,000,000 any one occurrence. Monthly premiums will not be paid from Net Proceeds but rather from anticipated operating revenue after revenue operations have begun. Therefore, insurance has not been listed separately under "Use of Proceeds." Unforeseen events or changed business conditions, of which Management has no present knowledge, could necessitate changes in the application of Proceeds. Pending expenditure of the Proceeds, the Company may make short term investments in interest-bearing savings accounts, certificates of deposit, short-term United States government obligations, or other short term interest bearing investments. Proceeds from the exercise of the Warrants will be added to the working capital reserve.


                                CAPITALIZATION


     The following table sets forth the capitalization of the Company as of March 31, 1998 and gives effect to the sale of 1,100,000 Shares and 1,100,000 Warrants offered hereby at $5.50 per Share and $.10 per Warrant and the application of Net Proceeds therefrom. This table should be read in conjunction with the financial statements and notes thereto that are included elsewhere in this Prospectus.


                                                     March 31, 1998
                                                       (Unaudited)

                                                   Actual      Pro Forma as
                                                              Adjusted <FN1>

Stockholders' Equity:


Preferred Stock, no par value; 15,000                   0                  0
shares authorized, none   issued and
outstanding

Common Stock, $.0001 par value;                      $245               $355
100,000,000 shares authorized,
2,442,500 shares issued and
outstanding before Offering <FN2>, and
3,542,500 shares issued and
outstanding at Offering

Additional paid-in capital . . .                6,257,425         12,417,315

Deficit accumulated during development         (6,585,804)        (6,585,804)


Prepaid media costs                              (396,090)          (396,090)

Total stockholders' equity (deficit)             (724,224)         4,399,976



<FN1>
(1) Based upon the IPO price of $5.50 per Share and $.10 per Warrant, Net Proceeds of $5,124,200 are calculated by deducting from the Proceeds of $6,160,000 the Underwriting Discounts and Commissions of $616,000, the Underwriters' non-accountable expense allowance of $184,800, and expenses of this Offering payable by the Company estimated at $235,000.

<FN2>
(2)  The Company has 2,442,500 Shares issued and outstanding.

(3) Stockholders' deficit attributes zero value to $396,090 of pre-paid media placements.

                                   DILUTION


     As of March 31, 1998, the Company had 2,442,500 Shares issued and outstanding. Assets at March 31, 1998 were $262,214, of which $62,214 were tangible. Total liabilities at March 31, 1998 were $986,438. Thus, net tangible book deficit was ($924,224) or ($.38) per share. Net Tangible Book Deficit per Share represents the amount of total tangible assets less total liabilities, divided by the number of Shares outstanding, which is calculated to include stockholders' deficit of ($724,224). Without taking into account any changes in the net tangible book deficit after March 31, 1998, other than to give effect to the sale of 1,100,000 Shares and 1,100,000 Warrants offered herein at initial offering prices of $5.50 and $.10 for Shares and Warrants, respectively, and the application of Net Proceeds of $5,124,200, the pro forma book value of the Company's Common Stock will be $4,199,976 or $1.19 per Share. Consequently, the purchasers of the Shares offered hereby will sustain an immediate substantial dilution (i.e. the difference between the purchase price of $5.50 per Share and pro forma net tangible book value per Share) of $4.31 (78%) per Share.



     The following table illustrates as of March 31, 1998, the per Share dilution.

IPO price . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 5.50
Net tangible book deficit . . . . . . . . . . . . . . (0.38)
Increase attributable to new investors  . . . . . . .  1.57
Pro forma net tangible book value after Offering  . . . . . . .   1.19

Dilution to new investors . . . . . . . . . . . . . . . . . . . $ 4.31



     The following table summarizes, on a pro forma basis at the Closing, the book differences between the existing stockholders and the new investors with respect to the number of Shares, the total consideration paid (cash, services rendered and property contributed) and the average price per Share.

                                 Shares Purchased     Total

                                    Shares   Percent      Amount    Percent   Average Price
                                             Shares                 Contrib      per Share


Existing Shareholders              2,442,500       69%    $6,257,670     50%      $2.56

New Investors                      1,100,000       31%    $6,160,000     50%      $5.50

Total . . . . . . . .              3,542,500      100%   $12,417,670    100%



     The foregoing analysis assumes no exercise of Warrants, Bridge Warrants, Underwriters' Warrants, or the Over-Allotment Option. In the event any such option or warrants are exercised, the percentage ownership of the investors in this Offering will be reduced and the dilution per Share to investors in this Offering will increase.


                     DIVIDEND POLICY

The Company has not paid any dividends on its Common Stock and presently expects to retain future earnings for use in business. Future dividend policy will be determined by the board of directors of the Company in light of prevailing financial needs and objectives of the Company.


        SELECTED FINANCIAL AND OPERATING DATA


     The following table sets forth selected historical data for the Company as of and for the three months ended March 31, 1998 and 1997 (unaudited), and years ended December 31, 1997 and 1996, as well as results since inception to March 31, 1998. The financial data of the Company for the fiscal years ended December 31, 1997 and 1996, are derived from the Company's audited financial statements. The information below should be read in conjunction with "Management Discussion and Analysis".



                                  Three Months Ended            Years Ended           Aug 24,1989
                                       March 31,                December 31,         (Inception) to
                                   1998       1997             1997      1996         March 31, 1998

STATEMENT OF OPERATION:

(Development Stage)

Operating income  . . . . . .             0          0           0               0               0

Expenses:

   General and administrative      $101,832    $39,230     $84,512         $92,749      $2,328,715
   Professional fees  . . . .        44,000          0      58,625          77,817       2,028,945
   Service contributions  . .             0          0           0               0       1,352,516
   Training expenses  . . . .             0          0           0               0         225,637
   Abandoned fixed asset acq              0          0           0               0         205,162
   Interest expense, net  . .        52,466      5,382           0          68,120         444,829
Net (loss) during development     $(198,298)  $(44,612)  $(143,137)      $(238,686)    $(6,585,804)

Net (loss) per share  . . . .         $(.08)     $(.02)      $(.06)          $(.11)         ($2.70)


March 31, 1998 Stockholders' per share deficit . . . . . . . . . . . . . . . . . . . . . .   $(.30)
Common shares outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,442,500

BALANCE SHEET DATA:
(Development Stage)
                             March 31, 1998

Working capital (deficit) . . . . . . . . . . . . . .                                   $(959,735)
Total assets  . . . . . . . . . . . . . . . . . . .                                       262,214
Total liabilities  . . . . . . . . . . . . . . . . .                                      986,438
Stockholders' deficit . . . . . . . . . . . . .                                          (724,224)

(1) Stockholders' deficit attributes zero value to $396,090 of prepaid media placements.


                    MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Financial and Operating Data" and all of the financial statements and notes thereto and included elsewhere in this Prospectus.

GENERAL

     The Company was formed as a US airline on August 24, 1989 in the State of New York. The Company's objective is to provide scheduled air transportation from the US to Russia. In 1991, the DOT granted the Company routes to provide non-stop passenger, cargo and mail service from JFK to St. Petersburg and from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. That authority expired in 1993. In 1996, and following the Company's 1995 application, the DOT reissued authority to the Company to serve JFK-St. Petersburg. The Company has two registered trademarks "BALTIA" and "VOYAGER CLASS," and five trademarks subject to registration. The Company's activities to date have been devoted principally to raising capital, obtaining route authority and approval from the DOT and the FAA, training crews, and conducting market research to develop the Company's marketing strategy. Following the receipt of the Proceeds, the Company intends to commence scheduled non-stop service on the JFK - St. Petersburg route.

DIFFICULTY OF FINANCING AN AIRLINE IN 1991-1992




     No revenue operations commenced on DOT authorities granted in 1991 because the Company had not completed financing in 1992. At the time the Company received DOT authority in 1991, the capital markets were slow, the airline industry was in a down-turn, and the USSR was transforming into separate nations, all of which the Company believed limited its access to public or private financing for commencement of flight service. Several of the Company's shareholders who are knowledgeable in financial matters tried to make introductions, but their efforts were useless. Private funding did not materialize, and resources of the Company's officers and directors were insufficient to commence revenue operations. In addition, a scheduled delivery of aircraft from SAS was aborted costing SAS approximately $114,000 to return the planes to service. Since the Company is no longer obtaining aircraft from SAS, it has no legal financial obligation to refund SAS the return to service costs, but the Company would like to make it right with SAS sometime in the future. Due to incomplete financing, the DOT withdrew the Company's authorities in 1993. In 1995, believing the capital markets to be favorable, the airline industry to be in an up-turn, and Russia to have expanded its political and economic ties with the United States, which were reflected in the growth of passenger traffic and freight, the Company
reapplied for JFK-St. Petersburg authority.   In 1996 the DOT reissued
JFK-St. Petersburg route authority to the Company based upon reexamination of the Company's operating plan and fitness as a US air carrier. In September 1997, and upon another examination of the Company's operating plan and fitness as a US air carrier, the DOT renewed the Company's JFK-St. Petersburg route authority again in February 1998. If the FAA certification process is begun but not complete by August, and if the money is in place to commence airline service, the Company intends to seek an additional extension of authority to complete the FAA certification and commence revenue flights. However, there can be no assurance that such an extension will be granted by the DOT. The failure of the Company to secure operating authority will have a material adverse effect upon the Company's proposed operations and may render the Shares and the Warrants worthless.


MARKET STATISTICS

     Facts set forth below were filed with the DOT in 1995 and 1997, and were used as part of the Company's application for fitness to serve the JFK-St. Petersburg route, Docket OST-95-396 and 97-2763. The DOT examined the Company's pre-operating projected expenses, the year-one estimated traffic, fare calculations, resulting passenger and freight revenues, and year-one operating cost estimates projected from these facts, and found them to be comprehensive. DOT also compared the Company's projected aircraft operating costs per block hour with the average of the aircraft operating costs per block hour reported to the DOT for the first quarter of 1995 by carriers operating B747-100 equipment and found the Company's projections to be reasonable (DOT Order 96-1-24, p.6). The DOT specifically does not project that any particular company applying these facts will or will not be profitable.

     In estimating passenger traffic, the Company used the following statistics. The 1994 DOC, United States Travel and Tourism Administration ("USTTA"), traffic statistics show that 605,108 passengers traveled between US and Russia. Prior to 1995, no study identified the traffic that entered or departed through St. Petersburg, but a USTTA survey reported that 8 of 10 Americans visiting Russia, visit St. Petersburg. Using 1994 USTTA statistics and assuming that 20% of the US-Russia traffics would arrive in or depart form St. Petersburg, Baltia conservatively projected St. Petersburg traffic for 1996 for use in its business plan. A subsequent 1995 survey by CIC Research (DOC contractor) reports that US-St. Petersburg traffic more than doubled that which Baltia projects. The International Air
Transport Association ("IATA") forecast annual growth of 10.2%.   See
"Business - Pricing."

     In estimating cargo revenues, the Company used the following data. The 1993 US-Russia cargo volume was 34,540,000 lbs. The DOC, Bureau of the Census, air cargo statistics for 1994 report that between 1992 and 1993 air cargo transported from US to Russia grew from 14,000,000 lbs to 30,800,000 lbs, a 120% increase. In the same period, air cargo transported from Russia to the US grew, from 1,540,000 lbs to 3,740,000 lbs, a 143% increase. In 1993 IATA had forecast a 21.1% annual growth rate for freight traffic to and from all of Eastern Europe for the period from 1993 to 1997. The statistics demonstrate that the 1992 to 1993 growth rate in US-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The B747-100 aircraft offers wide-body palletized and containerized cargo capacities to meet the needs of US-Russia passenger and cargo traffic growth. The Company will offer non-stop, B747-100 air service from the JFK into the St. Petersburg market. The Company has received two offers from JFK-based cargo forwarders. Paramount Cargo Marketing, Inc. projected shipping 20 tons of cargo five times a week and RAF International Sales, Inc. projected shipping 50 to 75 tons per week to St. Petersburg. In addition, smaller freight forwarders have expressed interest in using the Company's cargo services. Following is a list of such carriers including their previous shipment patterns. In 1993, the Transatlantic Royal Company, Inc., Long Island City, NY, shipped on average 120,000 lbs of freight per month to Russia. The International Grapevine, San Francisco, CA ships each month 1,000 cases of American wine from New York into St. Petersburg. Quantum International Forwarding, Ltd., Jamaica, NY, ships between 400 to 4,000 lbs of consolidated air freight twice a week from JFK to St. Petersburg. American Export Lines, JFK, NY, as of December 1994, had shipped in the previous six months 92,000 lbs of air freight to the NIS. Contracts with cargo transporters are expected to be signed after the IPO closes. No contracts presently exist.

     Currently US mail is channeled through Moscow because non-stop US service to St. Petersburg is not available. The US Postal Service advised the Company's management at a meeting in May of 1994, that the Company can be expected to carry about half of all US mail to Russia and the Newly Independent States, which at May 1994 was about 28,000 lbs per month. With one flight per week, the Company would carry 3,500 pounds of mail per flight, approximately 7% of its cargo capacity, at cargo rates. Mail carriage does not impact the Company's flight schedule.

     Currently Texaco quotes fuel at $0.62/gal at JFK and Aer Rianta quotes fuel at $0.96/gal at St. Petersburg. Fuel and other industry operating costs are subject to variation.

TWELVE MONTHS OPERATING PLAN

     For the first 12 months following the closing of the Offering, the Company intends to operate one weekly round trip of passengers, cargo and mail between New York and St. Petersburg, increasing the frequency as market demands, up to five weekly round trips. If sufficient capital is raised, the Company may apply to the DOT to serve additional cities in the former Soviet Russia, but there is no specific plan to do so at this time.
 Assuming zero revenue, and thus zero traffic, service would remain at one round trip per week.

Management believes the Company's cash requirements to operate one 74-100 between NY and St. Petersburg, Russia once a week for twelve months will be $11.5 million. This estimate is comprised of three months pre-operating expenses at $2.2 million, nine months operating expenses at $8.3 million, and the Company's total liabilities at $1 million. (DOT Order 97-9-11, p.5. Nine months operating expenses equal DOT average three months expenses of$2.7 million times 3.) The pre-operating and operating expenses include, but not exclusively, aircraft leasing costs of $2.2 million, aircraft insurance in the amount of $1.1 million, personnel expenses of approximately $4 million. Complete budget projections of expenses expressed in regulated categories is available in OST 96-2032 and OST 97-2763.

     The capital assets necessary to provide for the Company's proposed initial service will be purchased with the proceeds of the Offering. Monthly aircraft lease payment are expected to be paid from operating revenue. Management believes that there will be sufficient funds available from the IPO and LainBanka line of credit ("LOC") to make lease payments for one year.

     The LainBanka LOC was issued in 1998. The LOC, in the amount of $6.2 million will be immediately available to the Company upon the Company's opening an account including registering a subsidiary in Latvia, give the LainBanka two weeks advance notice of its borrowing need, and pay an interest rate between 10 to 14 percent per annum. However, there is no assurance that the terms, then in effect in Latvia, will be acceptable to the Company. The LOC will be a short-term loan that the Company does not intend to use for capital investments or long-term financing. The Company intends to register a subsidiary in Latvia. This process is similar to registering as a foreign corporation in another state of the US and would subject the Company to legal process in Latvia.



     At Closing, the Company expects to receive Net Proceeds in the amount of $5.1 million, which, together with the $6.2 million LOC and advertising credits in the amount of $.4 million, will make available resources totaling $11.7 million.



     In addition to the financial resources set forth above, the Company may obtain additional funds through the issuance of $6 million in bonds through W.R. Lazard. The Company has no specific present intent to issue the bonds, but has an agreement with W.R. Lazard to effect optimum timing of the bond issue should the Company so choose. If the Company were to issue bonds it would incur debt equal to the amount of bonds issued plus a current monthly liability for 10% to 15% interest on the debt. Further, potential proceeds from the exercise of Warrants in this issue may provide additional cash following the initial twelve month period following the Closing.



     Background. Since its inception in 1989 the Company has focused its efforts exclusively on developing the necessary elements for the commencement of international air service from the US to Russia. The Company has invested $6 million in development which enables it to commence carrying revenue passengers and cargo upon obtaining a certificate for safe operational procedures from the FAA ("FAA Air Carrier Certificate"). In total, the Company has expensed $6 million as developmental costs during the periods in which they occurred. During six years of development, the Company has accumulated $.986 million in total liabilities (includes current liabilities).



     FAA Certification. In January 1998, the Company's President met with the FAA regarding the air carrier certification process which consists of document approval, crew training, and flight demonstration. The Company intends to submit the Pre-application of Intent Form in June 1998 which will commence the certification process. See "Use of Proceeds."


     Viability Discussion. The FAA Air Carrier Certification activities are highly regulated and controlled by the FAA. The costs associated with these tasks are reasonably ascertained and verifiable because the activities are tightly controlled and details of the Company's proposed operations are publicly filed with the DOT and available for industry criticism. The Company's proposed operations were reviewed by the DOT Office of Aviation Analysis prior to issuing to the Company its airline fitness certification which is conditional upon obtaining FAA Air Carrier Certification. Revenue flight operating costs, for the same reasons, are also reasonably ascertained, verifiable and are publicly filed with the DOT. The DOT required the Company to submit its projected certification and revenue operational costs for review and comment to Delta Airlines, United Airlines, American Trans Air, TWA, Northwest Airlines, FAA Flight Standards District Office, FAA Flight Standards Division, and the Air Transport Association. Neither airlines nor the Air Transport Association criticized or commented on the Company's projected air carrier certification and revenue operational costs. Nor was there any criticism filed by the FAA Flight Standards District Office or FAA Flight Standards Division. If there had been any criticisms or comments from the FAA, the industry or the Air Transport Association, the same would have been recited in the DOT Order that was issued at the closing of the comment period, but there were none. That DOT Order 96-1-24 found the Company's costs to be comprehensive and reasonable.


RESULTS DURING DEVELOPMENT


     During the developmental stage, the Company has expensed its activities in each year since inception and has an accumulated deficit and a working capital deficit at March 31, 1998, of $6,585,804 and $724,224 respectively, which results in a per share loss of $2.70 and stockholders' per share deficit of $.30. At December 31, 1997, the Company has net operating loss carry forward of $5,072,844, available to offset future taxable income. These carry forwards expire between the years 2006-2013. As of December 31, 1997, and 1996, a net deferred tax benefit has not been reflected for temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recovery. Rent expense charged to operations for three months ended March 31, 1998 and years ended December 31, 1997, and 1996 totaled $957, $273, $5,215 and $5,392, respectively. In October 1995, the Company began leasing office space on month to month basis in the East Wing at the International Arrival Building, JFK International Airport at a rate of $1,200 per month. Rent expenses charged to operations for the three months ended March 31, 1998 and 1997 and years ended December 31, 1997 and 1996 totaled $9,600, $12,000 and $13,200 respectively. Upon commencement of scheduled operations, of which there can be no assurance, the Company expects to expand facilities at JFK and expects an additional terminal use fee of approximately $750 per aircraft turn-around (an aircraft's arrival and departure) to be paid from operating revenue.



     In February 1998, the Company received a $6.2 LOC from the LainBanka of Riga, Latvia. For details, see "Twelve Months' Operating Plan", supra.



     As of March 31, 1998, the Company has current liabilities of $986,438 which it expects to pay within two years. Management believes it unlikely that liabilities will be called earlier than their scheduled repayment because the debt is held by its vendors and stockholders, entities with vested interests in seeing the Company succeed. Additionally, the Company has advised these creditors that repayment will be made promptly from operating revenue. The Company assumes that the approximately 50 vendors to whom the Company has owed $0.5 million for three years in current liabilities, and who have expressed the desire to supply the Company once it starts revenue operations, may foresee years of income from providing the Company with goods and services. Likewise, the present stockholders to whom current liabilities are owed, have invested considerable time and money to develop the Company to the point of commencing revenue operations. If the Company is successful, these stockholders have the potential of selling their shares for a profit and will share in the Company's future profits.



     The conditions restricting use of the LOC do preclude use of the LOC to repay liabilities called early. As of March 31, 1998, total liabilities were $986,438, all of which are current liabilities. Use of LOC funds is conditioned on it not being used for long-term investments, thus permitting its use should early calls be made on outstanding current liabilities.



     The DOT has the power to withdraw US airline authority from any US airline should it find that non-US citizens directly or indirectly control that airline. Since the LainBanka is a foreign entity, in the event of default, the Company would be required to notify the DOT. If the Company should draw against the LOC and subsequently default on repayment, it is not certain what action LainBanka would take in the event the Company defaults.


LIQUIDITY AND CAPITAL RESOURCES


     Upon completion of the Offering, assuming Net Proceeds in addition to cash as of March 31, 1998, the Company will have cash and cash equivalents of $5,152,230, total assets of $5,386,714 and total liabilities of $986,438. Accordingly, the Company's debt to total capitalization ratio will be 1:5.



     The Company expects to meet its short-term liquidity requirements from the proceeds of the Offering, as herein stated, and from cash flow provided by operating revenue when, and if, the Company commences its service on the JFK - St. Petersburg route. From its operating revenues the Company intends to retire its remaining total liabilities of $896,438 (net of $90,000 reserve from IPO proceeds, see "Use of Proceeds") within two years. Any early calling for payment of these liabilities may not seriously impact the Company's operations because the Company has a $6.2 million LOC operational back up, which is an amount greater than total liabilities. If the Company fails to meet the requirements necessary to make the $6.2 million LOC available, any early calling for repayment of liabilities may impact the Company's operations. For details of the requirements and the Company's compliance with them, see "Consequences in the Event of Default on LainBanka Line of Credit", supra. Of the March 31, 1998 total liabilities, $500,000 in accounts payable is owed to approximately 50 non-affiliated entities many of whom will continue being suppliers to the Company when it becomes operational and who have a vested interest in the Company's success ("Results During Development"), and the $250,000 Note Payable (Bridge Loan) is programed to be paid from Proceeds at Closing. (See "Use of Proceeds") Therefore, the Company does not expect early calling or the need to draw against its LOC. The Company has no current plans to use the LOC.



     Additional potential sources of financing include: (i) Over-Allotment of $803,880 (after deducting Underwriting discounts and the 3% allowance),
(ii) up to $7,653,250 from the exercise of Warrants, (iii) up to $ 1,410,200 from the exercise of Underwriters' Warrants (including the exercise of the underlying Warrants) and (iv) up to $4,640,000 from the exercise of Bridge Warrants. The Company's international route authority may or may not have resale value within the airline industry after one year's operation by the Company. The Company has two registered trademarks: "BALTIA" and "VOYAGER CLASS."


EFFECTS OF SEASONALITY OVER THE NORTH ATLANTIC

     The Company's business is affected by seasonal factors. Airlines serving routes over the North Atlantic are subjected to a pattern of seasonal variation in traffic which the industry has termed the "North Atlantic Seasonality" factor. In general, the traffic peaks during the summer season and dips during the winter season. To mitigate this seasonal trend, the Company intends a winter marketing program featuring St. Petersburg's world-famous winter cultural activities of museums and world class performances, such as the Hermitage Museum and the Marinsky Theater. The Company has no specific plans, but has discussed with Air Exchange, Inc. and other charter users the possibility of chartering the Company's aircraft for use in opposite season markets during the days when the aircraft is not on scheduled route service. For example, JFK-Caribbean is an opposite season market to JFK-St. Petersburg because JFK-St. Petersburg traffic peaks in summer and the JFK-Caribbean traffic peaks in winter.


 [CHART depicting seasonal passenger traffic variation throughout year varying approximately as follows: Jan -20%, Feb -25%, Mar -12%, Apr -5%, May +3%, Jun +10%, Jul +23%, Aug +45%, Sep +14%, Oct -.5%,
 Nov -10%, Dec -21%]


The above chart depicts monthly distribution of hypothetically 93,431 passengers, adjusted to the North Atlantic monthly seasonality variation (data from AVMARK, industry analysts). Specific seasonal variation on the JFK-St. Petersburg route may differ from the North Atlantic average variation and cannot be specifically determined until the service has been operated.

INFLATION


     The Company belongs to a capital-intensive industry, and extended periods of inflation could have a material adverse effect on the Company's earnings by causing operating expenses to increase. If the Company is unable to pass through increased costs, operating results of the Company could be adversely affected. The Company intends to conduct a certain amount of its transactions in foreign currencies, including Western currencies and Russia and NIS currencies. The inflation rate of foreign currencies has been more significant than domestic inflation. The Company could be adversely impacted if inflation slowed general economic growth in Russia enough to reduce traffic flying with the Company. The Company does not intend to make material amounts of purchases in Russia. The Company intends to purchase fuel in St. Petersburg from an Irish company, Aer Rianta, in US dollars. Baltia's traffic is primarily US travelers but Baltia will also sell tickets in Russia. Currency exchange fluctuation is discussed in the subsequent paragraph.


CURRENCY EXCHANGE FLUCTUATIONS

     For the foreseeable future, the Company expects that the majority of its business will be transacted in US dollars, however a portion of the transactions will be conducted in foreign currencies. In order to limit significant impact due to possible fluctuations in currency exchange, the Company has a policy which governs periodic price adjustments depending on currency deviations from the US dollar. Because the Company's marketing policy is to maintain an apparent pricing stability for its customers who purchase the Company's services abroad using foreign currencies, pricing adjustments are made at intervals, not continuously. Similarly, periodic currency adjustments are expected to be made in the rates of those Company employees who are compensated in non-US currency. The Company has no present intent to engage in hedging currency transactions. Thus, a certain amount of exchange risk is inherent. The Russian government began freeing prices in 1992 which sparked devaluation of the Ruble.

INSURANCE COVERAGE AND EXPENSE

     In 1997 AON Risk Services, Inc. of Virginia informed the Company that current insurance costs associated with the Company's operating a B747 aircraft would total $1,100,000. This estimate includes hull insurance, comprehensive airline liability coverage up to $500,000,000 any one occurrence, and war risks. Comprehensive liability premium is coverage for third party personal injury and property damage, general liability and facilities, plus per seat passenger liability coverage. The Company intends to pay the aggregate annual premium in monthly installments commencing after the Company begins revenue service. The Company has no influence over insurance rates which are known to fluctuate. Regardless of the insurance costs, the Company intends to purchase coverage. Further, in the event of a serious accident, there is no guaranty that claims would not exceed the insurance coverage purchased.


                                   BUSINESS

     The Company was incorporated in the State of New York on August 24, 1989, as a US airline, with the objective to provide full-service commercial, passenger, cargo and mail transportation from the US to the republics of the former Soviet Union. Since 1989, the Company's management has extensively traveled to Russia, the Baltics and other nations of the former Soviet Union to conduct a market study, make operating arrangements, and to evaluate first-hand the unfolding of the free market enterprise system. In 1990, The Company's management predicted the separation of the former Soviet Union into independent nations, and the subsequent emergence of commercial opportunities for American business. In 1991, the Company's Chief Executive Officer, Mr. Dmitrowsky, testified before the House Aviation Subcommittee on the implementation of the new US-former USSR bilateral agreement by US airlines. The Company's senior management team has been approved by the DOT to operate a US flag airline (DOT Order 96-1-24 and 96-2-51).

     In 1990, the Company competed with eleven carriers, American, TWA, Continental, Delta, American Trans Air, Pan Am, Federal Express, United, Alaska Airlines, UPS and Evergreen, for routes between the US and USSR. In 1991, the DOT granted the Company authority to provide scheduled service non-stop from JFK to St. Petersburg and non-stop from JFK to Riga, with online service to Minsk, Kiev and Tbilisi. Alaska Airlines was granted authority to serve trans-Pacific routes to Magadan and Khabarovsk, which it currently serves. Delta, which currently serves Moscow, was not awarded routes in the competition but subsequently purchased the former Pan Am routes (Docket 47149, DOT Order 91-6-2). In 1992, and preparing to commence service on its authorized routes, the Company trained 30 pilots, 38 flight attendants, 17 mechanics and 8 dispatchers and completed substantial tasks toward its FAA air carrier certification requirements. However, the Company did not commence flight operations at the time due to incomplete financing. On August 14, 1995, the Company reapplied to the DOT to conduct JFK-St. Petersburg scheduled air service.


     In 1996, the DOT reissued the Company's authority to serve the JFK - St. Petersburg route. The DOT authority is conditional upon the Company's obtaining FAA Air Carrier Certification, obtaining liability insurance coverage, and meeting the regulatory one-time DOT Financial Requirement to have, upon commencement of flight operations, working capital equal to an average three months operating expenses. Prior to commencement of its JFK - St. Petersburg service, the Company will be required to complete its FAA Air Carrier Certification in which the Company will submit manuals and train crews to operate the B747-100. The Company will also have to perform a mini-evacuation test and 50 hours of proving flights. With the proceeds from this Offering, the Company intends to commence scheduled non-stop flights on the New York - St. Petersburg route in 1998, providing full passenger, cargo and mail service.


DESCRIPTION OF THE MARKET


     In the opinion of the Company's management, a first-time visitor to St. Petersburg would find many similarities with a first-time visitor to New York, Paris or Rome. New York is a prime destination for international air transportation due to the size of its population, the magnitude of its port-of-entry position within the US, and its cultural, industrial and commercial role in the nation. Considering these same fundamental indicators, St. Petersburg is a prominent gateway to Russia and, indeed, to all of Northern Europe. St. Petersburg is the leading maritime and surface cargo center, and the Company expects it to become Russia's air cargo center.


     The DOC, Bureau of the Census, reported in 1994 that air cargo traffic from the US to Russia grew from 14,000,000 lbs in 1992 to 30,800,000 lbs in 1993, a 120% increase. Air cargo from Russia to the US grew from 1,540,000 lbs in 1992 to 3,740,000 lbs in 1993, a 143% increase. In 1993 IATA forecast a 21.1% annual growth rate for freight traffic to and from Eastern Europe in the period from 1993 to 1997. The actual statistics available in 1994 demonstrate that the growth rate between 1992 and 1993 in the US-Russia air cargo traffic was 5.8 times greater than the IATA forecast. The Company has received offers from two JFK-based cargo agents. Paramount Cargo Marketing, Inc. projects shipments of 20 tons per flight, and RAF International Sales projects shipments of 50 to 75 tons weekly to St. Petersburg. See "SUMMARY, Company", para. 7.

     According to the DOC, USTTA, in 1993 there were 478,950 American passengers visiting Russia; and there were 126,158 Russian-originating passengers who visited the United States. Because no 1993 city traffic statistics were available, using US-Russia traffic, the Company projected US-St Petersburg traffic to be 20% of 1994 US-Russia traffic. According to CIC Research (DOC contractor), by 1995 actual traffic to St. Petersburg had doubled the Company's traffic projection. The actual growth rate from 1995 to the present is not publicly available. St. Petersburg has a growing number of private travel agencies that serve the new segment of affluent Russian travelers who require quality service. IATA forecasts a 10.2% annual growth rate in passenger traffic to and from Eastern Europe from 1993 to 1997. The Company surveyed fares of the leading foreign airlines that are serving the US-Russia market. Over the past several years, fares in the US-Russia market have remained stable and have incrementally risen (6% from 1993 to 1994, and 4% from 1994 to 1995).


     The Bilateral Agreement restricts foreign airlines, excepting Russian airlines, from providing non-stop service between the US and Russia. Additionally, US airline offers non-stop service between JFK-St. Petersburg. The most recent Bilateral Agreement limits the aggregate number of round trips US carriers may make to Russian cities (frequencies). All frequencies available under that Bilateral Agreement have been allocated by the DOT for use by US carriers to serve Russian cities other than St. Petersburg. Thus, the Company anticipates that it will offer the only US non-stop service with a wide-body aircraft from New York to St. Petersburg. Unlike the domestic flights, the international flights are conducted pursuant to bilateral agreements between countries, and most countries are considered "limited entry markets." The US-Russia market is a limited entry market because only a restricted number of airlines from the two nations are authorized therein to operate between the US and Russia. Furthermore, the number of foreign airlines in the market is limited by restrictions in bilateral agreements between their respective countries and both the US and Russia. The European carriers who serve this market are required to stop at their national hubs en route.


     The Company has identified several market segments in the US-Russia
Market: (i) Business Travelers, (ii) General Tourism, (iii) Ethnic Travelers, (iv) Special Interest Groups, (v) Professional Exchanges, and
(vi) Government and Diplomatic Travel.

Business and First Class

     American business travelers generally choose reliable, high quality, non-stop service and typically choose First, Business, and full fare Voyager (coach) Class tickets. (Crane's, Feb. 21, 1994, Executive Travel) Business travelers originate primarily from New York, Washington, Boston, Chicago and Atlanta. (US DOC, USTTA)

General Tourism and Ethnic Travel

     Americans traveling on leisure typically choose excursion fares, individually or as part of wholesale air and ground tour packages. Americans with ethnic ties to Russia and other former Soviet Republics, originating largely in New York, Chicago and Los Angeles, generally book in advance and choose excursion fares. This category also includes US-bound emigrants and family visitors originating in Russia with tickets pre-paid in the US. (US Census Data on Distribution of Ethnic Populations in the US)

Special Interest Groups

     Special interest groups represent a relatively new and substantial category of travelers which is generated by the US government, sister cities, educational institutions, and cultural exchange programs. Passengers typically originate in the US, but many also originate in Russia using tickets pre-paid in the US. These exchange programs choose coach and business fares. In 1993, 16,612 US-originating passengers attended conventions in Russia, and 10,520 US-originating passengers studied in Russia. (US DOC, BISNIS, Government Programs to Russia)

Professional Exchanges

     American-Russian professional exchanges are sponsored by trade associations, the US government, cities, hospitals, colleges, corporations, and performing arts institutions. Example: In December 1993, the Provost, Columbia University, NY, contacted the Company regarding transportation needs of the Consortium consisting of 82 US and Russian Universities. (Also, DOC, BISNIS, Internships and Professional Exchanges)

Government and Diplomatic Travel

     The Fly America Act (41CFR301.3-6) requires US government and diplomatic travelers to fly on a US carrier where one is available. They generally originate in Washington, DC and New York. The State Department and the US Counsel General in St. Petersburg last contacted the Company in 1995 about using its flights from JFK to St. Petersburg. At this time the Company has no specific contacts with the Counsel General or the State Department. As reported by the DOC BISNIS on-line information service, among the agencies sending the most employees to Russia are: the Department of State, the DOC, the Department of Agriculture. The DOC programs aimed at Russia transported over 16,000 passenger in 1993.

     On average, according to the DOC, USTTA, eight out of ten Americans traveling to Russia visit St. Petersburg, the second largest city in Russia with a population of 5 million.

MARKETING OBJECTIVE

     The Company's objective is to establish itself as a leading quality carrier in its market niche over the North Atlantic with operations that are profitable over time. In order to accomplish this objective, Management intends to compete for the passenger segments that require quality by establishing and maintaining quality standards which will assure the Company's lead in service among the leading European airlines that are providing connecting flights to St. Petersburg. Although 40% dilution of the average weighted fare is allocated for discount promotions, the Company does not expect to be in direct competition with deep discount airlines, including several East European airlines and the offspring of the former Soviet airline Aeroflot, which also provide connecting flights to St. Petersburg.

OVERALL MARKET STRATEGY


     The Company intends to operate between two of the largest nations in what Management believes to be one of the world's fastest growing markets providing non-stop, wide-body passenger service with First, Business, and Voyager Class accommodations. The Company's passenger market strategy is tailored to particular preferences of the various segments of its customers with marketing attention particularly focused on American business travelers with interests in Russia who require high quality, non-stop service from the US to Russia.


     The Company's initial marketing strategy is based on selected travel and business publications, supplemented by direct mailings to corporate travel planners, and individual American businesses that are currently involved in Russia. The Company plans to sponsor selected industry and trade events in the US and in St. Petersburg, and to implement a controlled frequent flyer program for frequent business travelers. Seawind Cruise Lines and Hilton Hotels have expressed interest to conduct joint marketing programs with the Company. The Company has no contractual relationships with Seawind Cruise Lines, Hilton Hotels or other referenced businesses.
The Company also intends to advertise to the general public throughout the US. In June 1997, the Company issued 65,000 shares to Trent Trading for the purchase of $396,090 in media placements (advertising space in U.S. NEWS & WORLD REPORT, BUSINESS WEEK and NEW YORK LAW JOURNAL).

     In addition to the Company's schedules and tariffs listed in the Official Airline Guide ("OAG"), and worldwide access to reservations on the Company's flights through a Computer Reservations and Ticketing System ("CRS"), the Company intends to provide customer service and reservations centers in New York and in St. Petersburg. With respect to the CRS service, the Company has proposals from Pars Worldspan, Sabre and Apollo reservations and ticketing systems. The Company intends to activate the reservations service with the selected system when the DOT issues its order authorizing the Company to sell advance tickets.

     Marketing strategy relating to capacity and overall quality experienced by passengers are important in the Company's aircraft choice. Four aircraft types which are capable of flying non-stop on the JFK-St. Petersburg route, B747, DC10-30, B767, and B777, reduce the travel time to approximately 8 hours. Of these, the Company's management believes that the cabin size of a Boeing B747 aircraft offers the greatest degree of comfort and capacity for the JFK-St. Petersburg market. Its dispatch reliability lies within the 97% range contributing to passenger confidence in the Company's dependability (Boeing Report ID:RM 23004). The Company's dependability is further enhanced because B747, a four-engine aircraft, is not subject to ETOPS regulations which could limit flights during certain weather conditions. "ETOPS" is an acronym for Extended Range Twin Engine Operations which generally requires that during year one a twin engine aircraft be operated within 75 minutes from a suitable airport. If one of the airports on the Great Circle route is snowed in, or otherwise unusable, a twin engine aircraft would not receive dispatch clearance for a flight to St. Petersburg. With B747 the Company intends to provide non-stop wide-body cargo service from the JFK to St. Petersburg, offering containers, pallets, and block space arrangements in the aircraft's cargo bay. Additionally, the Company plans to market "Baltia Express", non-stop shipment of express packages between the US and St. Petersburg. The Company also expects revenues from diplomatic mail and cargo.

MARKETING PROMOTION

     In addition to the above overall strategy and having its sales specialists directly contact travelers and shippers, the Company intends to have the following specialized marketing programs.

     For the general tourism market, the Company plans to conduct promotion through tour operators and wholesalers who specialize in tourism to Russia, with attention to upscale tour packages. (Example: 1994 Harvard Alumni Association's "Journey of the Czars" cruise between Moscow and St. Petersburg) To promote the destination and the convenience of its non-stop flights into St. Petersburg, the Company plans to organize periodic travel agency familiarization trips, and to sponsor selected cultural and performing arts events to emphasize the Company's policy to provide quality of service. In 1992, and as part of its marketing strategy to associate the Company's service with culture and quality and develop name recognition, the Company sponsored the St. Petersburg Festival at the Metropolitan Opera in New York. In addition, the Company established promotional contacts in the St. Petersburg's performing arts community, including the conductor, director and management of the Kirov Opera & Ballet, as well as management of Hotel Astoria, Grand Hotel Europa, and the Pribaltiyskaya Hotel which the Company believes has value in obtaining future Company publicity with the performing artists. By being able to associate the Company's nonstop service to St. Petersburg with quality art and performances, the inherent quality of the arts are expected to be associated with the name and service of the Company. Developing name recognition is important to the Company. However there is no assurance that the Company will succeed in associating its service with culture and quality and may not develop the name recognition desired. The Company's Director of Public Relations and V.P. of Marketing maintains these relationships presently, but no specific promotion is currently conducted. The costs of future promotion of the arts in St. Petersburg will not be paid from the marketing allocation set forth in the "Use of Proceeds", but are expected to be paid from operating revenues. Because the Company does not want to advertise its service prematurely, it has not conducted recent promotion.

For the ethnic passenger market, the Company plans to advertise in selected ethnic publications, and on ethnic radio broadcasts in the US. The Company has planed direct mailings to ethnic organizations and travel agencies to announce the service, and plans to offer limited introductory fares, group travel packages, and US pre-paid ticket arrangements. In the US and in Russia the Company plans to sponsor selected cultural and ethnic events to promote interaction of people with like ethnic background between the two countries.

     For educational associations (example: American Teachers of Russsian, Assn.) and colleges offering Russian studies and language programs, mailings, limited introductory fares, group travel packages, and US pre-paid ticket arrangements for Russian travelers are planned. In the US and in Russia the Company plans to sponsor selected cultural and ethnic events. In December 1993 the Company initiated contact with Columbia University which oversees a US-Russian university consortium consisting of 82 US and Russian colleges. Coordination with Columbia University and the other 82 US universities and colleges in the US-Russia alliance programs expect to be encouraged. In July 1996 the Company had its most recent contact with Columbia University. Currently the Company has no contract but expects the contacts to lead to group travel by students and faculty either through contract or group rate fares. The Company's promotional materials may describe this major academic and scientific exchange program featuring Moscow and St. Petersburg universities as well as US Universities. For special group professional passenger market, the Company plans direct mailings to trade associations, foundations, educational institutions, and government agencies.

DESCRIPTION OF THE INDUSTRY

     Until the Airline Deregulation Act of 1978, the domestic airline industry was economically regulated by the Civil Aeronautics Board ("CAB"). Deregulation brought numerous new carriers into the domestic scheduled airline business challenging the industry fares, work rules, and wages.
Over the ensuing eighteen years, most of the new carriers either merged with major carriers or left the business. Major carriers that could not adapt to the changing times left the business, generally bringing to a close the period of adjustment to jet travel under deregulation, and the Company believes, setting the stage for a new era of profitability in the airline industry. Generally, major US airlines are currently either making a profit or decreasing their annual loss. (See generally http://www.bts.gov/oia/indicators, Bureau of Transportation Statistics, U.S.
DOT)


     History demonstrates that the industry is not uniform. While most small new carriers went out of business, while some major US airlines had been losing money in operations blaming each other for damaging price wars, Southwest Airlines has consistently offered prices which are substantially below the "low" prices offered by other airlines. Since 1973, Southwest has been consistently profitable, with an operating profit to operating revenue ratio as high as 21%. Air Transport World now uses Southwest's operating results as a standard to which the operating results of other airlines are compared. Additionally, Virgin Atlantic, North American Airlines, and Tower Air all began operating a single aircraft and now may be deemed to be significant airlines. (Air Transport World Magazine, Dec 1994. Also see UPI, 8 Apr 1996, <UsouthwestURpNC-A@clarinet>)


COMPETITION

     While the Company recognizes that it will commence revenue operations with the only US non-stop service, nonetheless, the Company will face non-stop competition from Aeroflot as well as one-stop and two-stop service competition from the leading European airlines. The European airlines provide connections to St. Petersburg through their European hubs. In 1996, Delta ceased serving St. Petersburg and has since applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

     The Company's management does not take the Company's proposed non-stop service advantage for granted. The Company's management is convinced that, if and when the Company commences revenue service, it will have to compete by using operating efficiency and by providing consistent quality service to passengers and cargo shippers alike in order to establish the Company as a commercial success in its market niche. The Company intends to provide non-stop, wide-body, First, Business and Voyager class passenger service, and a palletized and containerized service for cargo.


     The following is a brief summary of the results of a survey the Company conducted in 1997 of one and two stop services in the US - St. Petersburg market. The respective airlines can change their flight schedules and frequency. (April 1997 Official Airline Guide (OAG)generally confirms the stated competition.) Note: Aeroflot commenced once weekly NY-St. Petersburg non-stop service in the fall of 1997. This service did not exist when the Company's survey was conducted and was not listed in the (OAG) as of 12/7/97, but was confirmed by telephone with an Aeroflot ticket office.


Finnair

     Finnair flew between Helsinki and St. Petersburg daily. Five days a week, to connect with its flights from US to Helsinki, a layover time of 1:15 hours was required east-bound, and 1:40 hours of layover was required west-bound. Total en route time east-bound was 11 hours, and total en route time west-bound was 11:30 hours. The other two days required a layover of 5 hours east-bound, and an overnight stay in Helsinki west-bound. Total en route time east-bound was 19 hours, and west-bound 31 hours. The JFK - Helsinki flight was on a wide-body MD11 aircraft. The connecting flight from Helsinki to St. Petersburg was on a narrow-body DC9 aircraft. Finnair did not have First Class service, and did not have palletized and containerized cargo service into St. Petersburg. From the MD11, cargo must be unpacked and manually loaded into the narrow-body DC9.

Scandinavian Airlines System (SAS)

     SAS served St. Petersburg from Stockholm and Copenhagen daily. To connect with its flights from the US at Stockholm or Copenhagen, east-bound layover time was 1:30 hours, and west-bound required an overnight stay in either Copenhagen or Stockholm. Total en route time east-bound was 10:30 hours, and total en route time west-bound was 30 hours through Stockholm and 31:30 hours through Copenhagen. The Newark - Stockholm or Newark - Copenhagen flight was on a wide-body B767 aircraft. From Stockholm or Copenhagen the connecting flight to St. Petersburg was on a narrow-body DC9 aircraft. SAS did not have First class service, and did not have palletized and containerized cargo service into St. Petersburg. From the B767, cargo must be unpacked and manually loaded into the narrow-body DC9.

Lufthansa

     Lufthansa served St. Petersburg from Frankfurt daily. To connect with its flights from the US at Frankfurt, East-bound layover time was 1:40 hours, and an overnight stay in Frankfurt was required on West-bound flights. Total en route time East-bound was 13:10 hours, and total en route time West-bound was 25:20 hours. The New York to Frankfurt flight was on a wide-body A340 aircraft. From Frankfurt the connecting flight to St. Petersburg was on a narrow-body A320 aircraft. Lufthansa had First, Business and Couch seating, but did not have palletized and containerized cargo service into St. Petersburg. From the A340, cargo must be unpacked and manually loaded into the narrow-body A320.

KLM Royal Dutch Airlines

     KLM served St. Petersburg from Amsterdam daily. To connect with its flights from the US at Amsterdam, East-bound layover time was 1 hour, and West-bound layover time was 1 hour. Total en route time East-bound was 12:30 hours, and total en route time West-bound was 15 hours. The New York to Amsterdam flight was on a wide-body B747 aircraft. From Amsterdam the connecting flight to St. Petersburg was on a narrow-body B737 aircraft. KLM did not have First class seating, and did not have palletized and containerized cargo service into St. Petersburg. From the B747, cargo must be unpacked and manually loaded into the narrow-body B737.

British Airways, Air France, Austrian Airlines, and Swissair

     British Airways served St. Petersburg through London twice weekly. The return required overnight stay in London. Air France flew to St. Petersburg through Paris twice weekly and required overnight stay in Paris on return. Austrian Airlines flew to St. Petersburg through Vienna four times a week. Swissair flew to St. Petersburg through Zurich three times a week.

Delta Air Lines (US carrier)

     Delta Air Lines provided non-stop service to Moscow. In 1996 Delta ceased providing service to St. Petersburg and has applied to the DOT for authority to market St. Petersburg through code sharing with foreign carriers.

Aeroflot (Russian carrier)

     Aeroflot provides serviced to St. Petersburg through Moscow six times a week. Aeroflot did not offer arrival and departure times for St. Petersburg's connecting flight at Moscow. It estimated the layover times at Moscow to be between 3 to 5 hours. Estimated total en route time East-bound was 14 hours, and estimated total en route time West-bound was 15 hours. In fall 1997 Aeroflot initiated round trip flights between St. Petersburg and JFK.

Summary of Competition

     Although Aeroflot has commenced non-stop service between St. Petersburg and New York, Finnair and SAS remain the leading foreign airlines in the US-Russia market. Finnair and SAS have fleets of airplanes capable of trans Atlantic flight, offer service quality acceptable to Western travelers, and have convenient intermediate stops in Helsinki, Stockholm and Copenhagen (change of gauge points - hubs). Other foreign airlines have to fly more circuitous routes through their hubs. A total of 36 world airlines provide some form of connecting flights at varying levels of service from New York City to St. Petersburg.


     Excepting Aeroflot service, the Company intends to offer exclusive non-stop, wide-body service in the market. The Company's JFK - St. Petersburg non-stop block time is conservatively listed at 8 hours and 34 minutes (includes taxi times & estimated air traffic delays). The normal JFK - St. Petersburg flying time is approximately 7 hours and 20 minutes.


INTERLINING AT JFK, LAGUARDIA AND NEWARK AIRPORTS


     The Company intends to inaugurate its JFK - St. Petersburg service with one round trip flight per week. Because its nonstop flight has shorter en route time (relative to competing airlines), when operating, the Company expects to be able to schedule departures and arrivals which, according to the Company's survey, allows each Company flight to connect at JFK, LaGuardia, and Newark airports with 131 in-bound flights prior to the Company's departure for St. Petersburg and with 143 flights out-bound after the Company's arrival from St. Petersburg. Each Company flight is expected to meet with TWA, United Airlines, Continental, Delta, US Air, American and US Air Shuttle flights to and from the following cities: Seattle, Chicago, Denver, Phoenix, New Orleans, Pittsburgh, Miami, Washington DC, Boston, Philadelphia, Dallas, Atlanta, Los Angeles, San Francisco, San Diego, Orlando and Houston. Flights by airlines may be subject to change. In calculating the number of connections, the Company counted flights which permit adequate connecting time. The Company does not include flights arriving and departing with less than the following minimum connecting times: 45 minutes at JFK, 1:30 hours at LaGuardia, and 2 hours at Newark. The Company believes that convenient connection times will maximize its traffic pool in the continental US.


     The Company's proposed schedule assuming one round trip per week is:

Depart JFK at 17:00                                Mon
Arrive LED at  9:34 +1                             Tue
Depart LED at 12:00                                Thu
Arrive JFK at 13:31                                Thu



     As the market allows, the Company plans to increase frequency. Ultimately, the Company expects to operate five round trips per week. The Company's proposed schedule assuming five round trips per week is:

Depart JFK at 17:00                 (Sun, Mon, Wed, Thu, Fri)
Arrive LED at  9:34 +1              (Mon, Tue, Thu, Fri, Sat)
Depart LED at 12:00                 (Mon, Tue, Thu, Fri, Sat)
Arrive JFK at 13:31                 (Mon, Tue, Thu, Fri, Sat)

"LED" is the three-letter identifier for St. Petersburg's Pulkovo Airport. All times are local times and "+1" means next day. The Company may adjust the time and frequency of its flights.

     The Company's Director of Marketing and Sales has held interline discussions with his counterparts of other airlines. Unlike some of its competitors, the Company does not currently have interline agreements with other airlines. The Company intends to sign interline agreements with other airlines after the Company commences service, but there is no assurance that the such agreement would contain discounts equal to those of its competitors. Interline agreements allow participating carriers to reduce the total cost of a multi-legged ticket involving two or more airlines, each airline contributing a certain discount for the leg on which it provides service in order to bring down the overall price of such a ticket. Prior to the Company's signing interline agreements with other airlines, at their local travel agent through the CRS, passengers will be able to purchase a multi-leg ticket where the Company is one of the air carriers without interline discount, but it may be more expensive that a multi-leg ticket on a competitive airline that has interline agreements in place.

PRICING

     The Company's calculation of year one results is based on: (i) the number of passengers (93,431) multiplied by the Weighted Average Fare After Dilution, plus (ii) the pounds of freight (2,800,000) multiplied by the rate per pound. Thus, along with the passenger and cargo volume transported, fares and cargo rates have a direct impact on revenues. In general, traffic volume is driven by the intensity of commerce between two countries, depending on the underlying economic, social and political factors. In general, fares a re market driven, depending on demand for and supply of the transportation in the particular market. Fares may also be influenced by tradition and marketing objectives of airlines. All fares and cargo rates are subject to change over time. For discussion on passenger and cargo volume see "Management Discussion and Analysis - Forecast Results of Year One Operation."

     In 1997, the Company surveyed the price structures of Finnair, SAS, Lufthansa, Delta and Swissair to compare the published market fares of one-and two-stop connection to St. Petersburg, involving a change of gauge, with the Company's non-stop, wide-body service from JFK to St. Petersburg. The following table summarizes the 1996 published one-way fares (source:
Officia l Airline Guide,1997):

   PUBLISHED MARKET FARES (ONE-STOP, CHANGE OF GAUGE)

                                      First     Business   Economy     Discount


Finnair                                 N/A      $2,177      $  850      $ 570

SAS                                     N/A       2,302       1,227        594

Lufthansa                              3,223      2,302       1,269        420

Swissair                               3,223      2,302         850        670

                                      $3,223     $2,270      $1,049       $563
Average stop-over fare

                                      $2,715     $1,595      $1,193       $555
Company's non-stop fare

     For marketing reasons to reflect the Company's exclusive non-stop service, excepting Aeroflot service, certain of the Company's published fares are planned incrementally higher. The Company may periodically adjust its fares. The Company focuses its marketing on the First class, Business class and upscale tourism market, requiring non-stop, high quality service. Business and First class travelers are currently paying between $1,707 to $2,660 more than a discount fare. It is reasonable to expect that travelers will prefer the Company's non-stop service. According to the DOC statistics, 77% of all passengers visit one country.


     Aeroflot periodically offers round trip discount fares below market average. If and when the Company commences revenue service, it will use a 40% dilution factor, a dilution of the weighted average fare used in forecasting revenues which results when passengers purchase a discounted ticket. This percent of dilution is expected to allow the Company to compete periodically with discount programs without compromising its revenue forecasts. See fare calculation below.


     The following table represents the seating configuration and class occupancy ratio of 93,431 passengers forecast for year one:

THE COMPANY'S INTENDED B747 SEATING CONFIGURATION AND AVERAGE OCCUPANCY

                                   Available  Passengers  Percent     Percent of
                                    Seats     per Flight  Occupancy   Passengers


First                                  16           6      $37.5%         3.3%
Business                               32          17       53.1%         9.5%
Economy                                64          37       57.8%        20.6%
Discounts                             204         120       58.7%        66.6%

Total                                 316         180       56.9%       100.0%

     The JFK - St. Petersburg passenger market has had its most significant growth in business travel since 1992. Consistent with SAS report (Jax Fax Travel Marketing Magazine, Dec. 1993) that there has been substantial growth specifically in business travel, 1994 DOC statistics report that between 1992 and 1993 the distribution of US passengers to Russia among First, Business and Tourist and Economy Classes was 6%, 14%, and 80% respectively. The ratio of First Class and Business Class fares to Tourist Fares impacts the revenue earned from any given number of passengers. The more First Class and Business Class tickets sold, the more revenue earned from that given number of passengers. The Company calculates its fare revenues based on a 3.3%, 9.5%, and 87.2% class distribution ratio among passengers. However, recognizing the fact that in the market the requirement for First and Business class service is strong, the Company will allocated appropriate seating capacities for its First and Business classes (16 First, 32 Business, and 268 Economy and Discount class seats in Baltia's B747 layout).
 The following table shows the Company's weighted average passenger fare calculation.

               THE COMPANY'S JFK - ST. PETERSBURG FARE CALCULATION

                                      Published   Percent of    Contrib. to
                                      Fare        Passengers   Weighted Av.


First                                  $ 2,715         3.3%        $ 90.66
Business                                 1,595         9.5%         150.91
Economy <FN1>                            1,193        20.6%         245.67
Discount Fares                             555        66.6%         369.67

Weighted Average Fare - Undiluted                                 $ 856.91
Dilution Factor @ 40% for                                         $ 342.76
promotion/discount                                                $ 514.15<FN2>

<FN1>
(1)  Company trademark: "Voyager Class".
<FN2>
(2) Yield @ 3,900 NM (av. distance JFK-LED in nautical miles) is 13.18 cents per mile

PERSONNEL

     The DOT Order 96-1-24 and 96-2-51 found the Company's management fit to operate its scheduled international air service. See "Management." At present eight staff members are actively working on the Company's financing and aircraft acquisition; none are currently receiving compensation from the Company. Upon receipt of financing from this Offering, a total of 26 staff and managers will be actively working on air carrier certification and marketing prior to commencing revenue service during which time they will be paid salaries reduced by 50%. At 50% reduction, total 90-day salaries and training allowances equal $196,000. Immediately prior to commencement of service the Company intends to employ a total of 94 employees, including:
(i) 28 executive, administrative, and sales personnel, (ii) 33 station personnel at JFK and St. Petersburg, (iii) 2 captains, 2 first officers, 2 chief stewards, and 18 stewards. Shortly after commencement of the JFK - St. Petersburg service the Company intends to bring the total number of employees to 131. Certain employees must be FAA qualified for specific positions. The Company's policy is to hire and retain only the highest quality personnel. The Company will neither pay very low nor excessively high salaries. The Company's management has sole discretion as to the number of employees and employment requirements and conditions.

FACILITIES

     The Company presently subleases facilities on a month-to-month basis from Iceland Air, a permanent tenant in the East Wing of the International Arrivals Building ("IAB"), JFK International Airport, New York, at a rate of $1,200 per month. Upon receipt of IPO proceeds the Company intends to have an approximate date for commencing revenue service, and intends to sign a written lease with Iceland Air for larger space as need requires with increase in frequency (aircraft turn-around). Negotiations indicate that the monthly rent presently charged will be replaced by a charge equal to $750.00 per aircraft turn-around, i.e. one aircraft's landing, servicing and departure. As the US carrier providing international service, the Company is eligible for required gate space and other facilities at JFK and at Pulkovo airport in St. Petersburg. Prior to leasing space from Iceland Air, the Company leased office space from the Company's president at his residence at $450 per month.

FAA AIR CARRIER CERTIFICATION

     To assure that an airline, previously certified as fit by the DOT, uses safe operating procedures, its operating procedures and personnel must be certified by the FAA. The certification process begins with providing the FAA with written documentation of the procedures to be used in its operations. These written procedures, which include training procedures, are reviewed by the FAA. After the FAA is satisfied with the documentation, the airline trains its personnel according to its procedures under FAA supervision. Finally the airline employees demonstrate their mastery of the procedures to the FAA. Upon successful completion of demonstrations, an airline receives its FAA Air Carrier Certification. The FAA will require that the Company submit its manuals and other documentation, train crews for B747, conduct a mini-evacuation demonstration, and complete 50 hours of proving-flight demonstration from JFK to St. Petersburg (equivalent of 3 round trips). During the proving flights the Company is not permitted to carry passengers but it may carry freight.

REGULATORY COMPLIANCE

     The Company intends to operate as a Part 121 carrier, a heavy jet operator. As such, following certification the Company is required to maintain its air carrier standards as prescribed by DOT and FAA regulation and as specified in the FAA approved Company manuals. As part of its regulatory compliance the Company is required to submit periodic reports of its operations to the DOT, which proprietary data is kept confidential for two years. As a new airline, the Company is likely to be subjected to a greater FAA scrutiny during the first year of its flight operations than an established carrier. Failure to maintain compliance may cause suspension or revocation of air carrier certificate.

US CARRIER OPERATIONS UNDER BILATERAL RIGHTS

     Prior to the conclusion of the Bilateral Agreement, only PanAm and Aeroflot were authorized to operate between their respective countries. All flights between the US and the former Soviet Union were conducted between New York and Moscow, with Washington and St. Petersburg (Leningrad) being served on a limited level. In 1990, shortly after the United States and the former USSR concluded a new expanded bilateral air transportation agreement, the DOT invited US airlines to compete for the limited route rights under the new bilateral agreement. A total of 12 US airlines were admitted in the competition: the Company, American, Delta, Continental, United, TWA, PanAm, Northwest, Alaska Airlines, American Trans Air, Federal Express, and Evergreen. In 1991, the DOT awarded the Company rights (passengers, cargo and mail) to fly from JFK to St. Petersburg, and to Riga non-stop; with on-line service via Riga to Minsk, Kiev and Tbilisi. Alaska Airlines was awarded the right to fly to Russia's Magadan and Khabarovsk in the US Pacific, which routes Alaska Airlines currently serves.


     After the USSR broke up, the Bilateral Agreement of 1994 was signed reinforcing and expanding the former US-USSR Bilateral Agreement of 1990. Under the Bilateral Agreement the designated US airlines enjoy certain rights backed by the US Government. Russia has granted certain rights to the United States and reciprocal rights were granted by the United States to Russia. Among the most important of the bilateral rights the Company considers the following: (i) the right to fly non-stop, (ii) the right of change gauge in Russia for beyond service, and (iii) the ability to provide its own service within Russia i.e. ground service of the aircraft, passenger services, cargo service, etc. Other rights enable the Company to conduct normal business practices between the US and Russia, including exemption form duties on materials usable in the Company's business, and unimpeded currency transfers. No other foreign country can be a party to the Bilateral Agreement. Accordingly, other foreign airlines are excluded from direct service between the US and Russia.


     Unexpected political changes in Russia might affect the Company's growth. Airline services under bilateral agreements typically continue even between countries that are adversarial. A break in diplomatic relations could be accompanied by interruption of air service, but such extended occurrences are rare. However, adverse political direction in Russia could impede the rapid growth in US-Russia commerce, i.e. it might slow the future growth in traffic for the Company.

PENDING AIRCRAFT ACQUISITION


     The Company's preference is to operate Boeing 747 aircraft on the JFK-St. Petersburg route. The Company is currently in discussion with Pegasus for a 3 to 5 year lease of one B747 to be delivered in 1998, with additional ships available in 1999. The Company intends to acquire aircraft that meet FAA air worthiness requirements. The Company may purchase or lease aircraft depending upon the final arrangements available to the Company at the time of aircraft acquisition. The Company has budgeted $750,000 for an initial deposit for the aircraft. Monthly acquisition costs are similar under both lease and purchase scenarios and will be paid from operating revenue.



                                  MANAGEMENT

     The management of a US airline is subject to review by the DOT. Having examined the Company's management, its background and qualifications, the DOT found the Company's management fit to operate the proposed routes as a US flag carrier. (DOT Order 96-1-24, and 96-2-51). In addition to meeting requirements specific to the DOT, certain management personnel are also qualified by the FAA for specific positions.

EXECUTIVE OFFICERS AND DIRECTORS

The following table summarizes certain information with respect to the executive officers and directors of the Company <FN1>:

  NAME                                 AGE   POSITION


Igor Dmitrowsky                        43    President, Chairman and Director of the Board
Michelle Jardine                       42    Chief Financial Officer/Controller
Walter Kaplinsky                       59    Secretary and Director of the Board
Andris Rukmanis                        36    V.P. Europe and Director of the Board
Anita Schiff-Spielman                  43    Director of the Board
Brian Glynn                            52    Vice President Marketing

__________________

<FN1>
(1) The Company's by-laws restrict the number of directors on the board to a maximum of four, with a provision that an additional seat on the board is created for the Underwriters' designee for a period of three years, at the option of the Underwriters. Officers and Directors have a one year term and are elected at, and after, the Annual Meeting in August.

     Igor Dmitrowsky has served as Chairman of the Board and President of the Company since its inception in August 24, 1989. In 1990, he testified before the House Aviation Subcommittee on the implementation of the United States' authorities by US airlines, and was instrumental in 1991 in obtaining the DOT authority to serve St. Petersburg, Riga, Minsk, Kiev and Tbilisi, with backup authority for Moscow. In 1996 Mr. Dmitrowsky was instrumental in the Company's obtaining authority to provide air service from JFK to St. Petersburg. Mr. Dmitrowsky, a US citizen, born in Riga, Latvia, attended the State University of Latvia from 1972 to 1974 and Queens College from 1976 through 1979. In 1979, he founded American Kefir Corporation, a dairy distribution company, which completed a public offering in 1986, and from which he retired in 1987. Mr. Dmitrowsky has interests and has financed aircraft and automotive projects, speaks fluent Latvian and Russian, and together with the staff of the Company, has traveled extensively in the republics of the former Soviet Union.


     Michelle Jardine, a US citizen, serves as Chief Financial Officer/Controller. She joined the Company in 1998. Ms. Jardine is a Certified Public Accountant (CPA), and has a B.S. degree in Accounting from Montana State University. From 1992 through 1998 Ms. Jardine was an independent computer consultant. From 1990 through 1993 she served as Controller for The Real Estate Equity Company, Englewood, NJ, Haband Outlet Stores, Paterson, NJ, and Masco Sports, Union, NJ. From 1987 through 1989 Ms. Jardine was independent computer consultant specializing in inventory control. Prior to 1987, she served as Controller for Polo/Ralph Lauren, Colorado.


     Walter Kaplinsky, a US citizen, has been with the Company since 1990. In 1993, Mr. Kaplinsky became Secretary and a member of the board of directors. Mr. Kaplinsky has worked on behalf of the Company in American - Russian marketing, and financing. In 1979, together with Mr. Dmitrowsky, Mr. Kaplinsky was one of the co-founders of American Kefir Corporation, where from 1979 through 1982 Mr. Kaplinsky served as secretary and vice president. Mr. Kaplinsky is the owner of Globe Enterprises, Brooklyn, NY, a private company that exports to Russia.

     Brian Glynn, a US citizen, is V.P. of Marketing and Service. He joined the Company in 1990. Mr. Glynn has a background in marketing and public relations. During the 1990 DOT Route Authority proceedings, he established the Company's relations with business and ethnic communities, generating public support for the Company's bid for routes to the former Soviet Union. Mr. Glynn has also been active in the financing of the Company. From 1982 through 1989, Mr. Glynn was Vice President of American Kefir Corporation.

     Andris Rukmanis, a citizen of Latvia, is the Company's Vice President in Europe. Mr. Rukmanis joined the Company in 1989. Mr. Rukmanis represents the Company and makes service arrangements for the Company in St. Petersburg. During the Company's certification process in 1992, he worked at the Company's JFK office to prepare the Company's overseas services. In Latvia, Mr. Rukmanis has worked as an attorney specializing in business law. From 1988 through 1989 he was Senior Legal Counsel for the Town of Adazhi in Riga County, Latvia. From 1989 to 1990 he served as Deputy Mayor of Adazhi.

     Anita Schiff-Spielman, a US citizen, serves as a member of the board of directors. She has been associated with the Company since its inception in 1989. In 1992 she helped organize office systems at JFK and helped formulate the Company's employment policy, passenger service standards, and cost accountability. Ms. Schiff-Spielman has owned Schiff Dental Labs, New York, NY, for the past fifteen years.

Significant Personnel

     Nina Morozova, 47 years of age, a US citizen, serves as Director of Accounting. She joined the Company in 1992. Prior to joining the Company, from 1978 through 1991, Ms. Morozova was accounting manager at Pan American Airways. From 1970 through 1978, Ms. Morozova was manager economics at Scandinavian Airlines System.

     Robert Hughes, 64 years of age, a US citizen, serves as Director of Technical Services. He joined the Company in 1992. Prior to joining the Company, Mr. Hughes operated Arel Aviation Service, Inc., an FAA approved repair station which provided services in aircraft component repairs, acceptance of large aircraft, inspection of records, maintenance review, and aircraft appraisal. Mr. Hughes was one of the co-founders of New York Air and, from 1980 to 1982, served as vice president of operations. >From 1978 through 1989, Mr. Hughes was the director of product support and purchasing at Seaboard World Airlines.

     Jonathan Hill, 44 years of age, a US citizen, is Director of Sales and Reservations. He joined the Company in 1992. Prior to joining the Company, from 1988 to 1992, Mr. Hill was Marketing Manager for Aeroflot, USA. Since 1985, Mr. Hill has also been a lecturer teaching PARS Computer Reservations System (CRS) to airline reservations specialists at the Travel and Tourism Department of Kingsborough College.

     Victoria Charlton, 54 years of age, a citizen of UK, is Director of Promotion & Advertising. She joined the Company in 1992. Ms. Charlton has a background in international promotions. In 1992, she organized the Company's promotional sponsorship of the St. Petersburg Festival at the Met.
 During various periods from 1975 through 1992, Ms. Charlton served as executive director of Gateway Projects representing merchandising rights for Paramount Studios, LCA (Warner), MCA (Universal Studios, and De Laurentis Studios). Ms. Charlton has presented exhibitions from the Hermitage Museum in St. Petersburg, and organized performances for Russian artists and the leading companies in the US. In 1993 she organized a lecture tour for Mikhail Gorbachev in England.


     Captain Glen Johnmeyer, 40 years of age, a US citizen, will serve as the Company's Director of Flight Standards, pending completion of the Company's financing. Presently, he maintains his professional qualifications with United Parcel Service. Mr. Johnmeyer has more than 10,000 hours as pilot in command of jets which includes more than 1,350 hours as pilot in command of the B-747 aircraft. Between 1968 and 1972, Mr. Johnmeyer was an Honor Graduate of the Fixed Wing Aviator Course, Aircraft Commander, Instructor Pilot, and Standards Pilot for the U.S. Army.
 Since then he has been employed as Captain, First Officer, Instructor, and Director of Operations in U.S. commercial aviation.


COMPENSATION

     The board of directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of this Offering, the rate of compensation for the Company's executive officers is: (i) President $186,000, (ii) Vice President Marketing $82,000, and (iii) Vice President Europe $68,000. Pursuant to written agreement dated July 7, 1996, the President's and Vice Presidents' salaries will be reduced to an amount equal to 50% of budgeted salary during the period prior to commencing revenue service. Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries, nor otherwise have compensated officers. Board directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.

     The following table identifies executive compensation to be paid. The board of directors has established the compensation. No individual personnel contracts exist. The officers have been working on behalf of the Company in their respective offices for six years. No executive salaries have been paid to date, nor will be paid until funds are received at the Closing, but normal salaries have been treated as capital contributions. See footnote 6(G) of the Company's Financial Statement and "Contributed capital". To preserve the IPO proceeds designated working capital , these officers have agreed to continue in their offices at reduced salaries for the period prior to commencing of revenue operations. Reduced salaries will not commence until proceeds are available from this Offering. The executive officers have provided written affirmation that each will continue in his respective position at reduced salary for the three months following the Closing.

       NAME                     POSITION                 SALARY

Igor Dmitrowsky       President                            $186,000
Brian Glynn           Vice President Marketing               82,000
Andris Rukmanis       Vice President Europe                  68,000


                            PRINCIPAL STOCKHOLDERS



     The following table sets forth, as of the date of this Prospectus, the ownership of the Company's Common Stock by (i) each director and officers of the Company, (ii) all executive officers and directors of the Company as a group, and (iii) all other persons known to the Company to own more than 5% of the Company's Common Stock. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person. The percentage owned after the Offering reflects the sale of 1,100,000 Shares and the exercise of 1,100,000 Warrants <FN1>.

                                Common Shares
                                Beneficially     Percent of     Percent of
                                 Owned After     Total Before   Total After
                                 the Offering    Offering       Offering<FN1>

DIRECTORS AND OFFICERS

 Igor Dmitrowsky                   1,517,100       62.1%         42.8%
 63-26 Saunders St., Suite 7I
 Rego Park, NY 11374

 Walter Kaplinsky                     73,250        3.0%          2.1%
 2000 Quentin Rd.
 Brooklyn, NY 11229

 Brian Glynn                          50,000        2.0%          1.4%
 148 Claremont Rd.
 Bernardsville, NJ 07924

 Andris Rukmanis                      25,500        1.0%          0.7%
 Kundzinsala, 8 Linija 9.
 Riga, Latvia LV-1005

 Anita Schiff-Spielman                 2,250        0.10%         0.1%
 1149 Kensington Rd.
 Teaneck, NJ 07666

COUNSEL

Steffanie J. Lewis                   190,000        7.80%         5.4%
3511 North 13th St.
Arlington, VA 22201


All directors, officers,           1,858,050       76.00%        52.5%
and counsel (Six people)

<FN1>
(1) Does not reflect the exercise of Warrants, Bridge Warrants, Over-Allotment Warrants or Underwriters' Warrants.



AUDIT REVIEW BY THE BOARD

     New Nasdaq standards require: (1) a minimum of 2 independent directors; and, (2) an audit committee, a majority of which are independent directors. The Company has a small Board consisting of four Directors, two of which are independent, plus one independent additional directorship position reserved for the Underwriters' designee, at the Underwriters' option. A Committee of three Directors, two of which are independent, is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent accountants and all transactions between the Company and any of its officers, directors or principal stockholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     No officers or directors hold Company shares purchased since March 4, 1995, i.e. within one year of the Company's filing its initial registration of this Offering. In June 1997, Steffanie Lewis, legal counsel, was issued 150,000 common shares at par in exchange for the total legal fees due to her in the amount of $1,628,432 for services performed since 1989 in connection with various certifications, authorities and financial matters. On June 23, 1997, Mr. Dmitrowsky, President, Mr. Walter Kaplinsky, and Mr. Andris Rukmanis, Vice President, relinquished the amount due them for back-pay totaling $270,928. All Securities previously purchased by officers and directors were purchased for fair market value at the time they were purchased. Excepting the Company's renting office space from its president, no other transaction exists between officers and the Company or affiliates of either, and there are no incentive plans or options for delayed compensation.


                          DESCRIPTION OF SECURITIES


     The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.0001 par value per share, and 15,000 shares of Preferred Stock, $1.00 par value. At the Effective Date, a total of 2,442,500 shares of Common Stock are issued and outstanding and held by over 100 shareholders. No shares of Preferred Stock are issued and outstanding.


COMMON STOCK

     All outstanding shares of Common Stock are, and the shares offered hereby will be, duly authorized, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to receive dividends, when and if declared by the board of directors, out of funds legally available therefore and, subject to prior rights of holders of any Preferred Stock then outstanding, if any, to share rateably in the net assets of the Company upon liquidation. Holders of Common Stock do not have preemptive or other rights to subscribe for additional Shares, nor are there any redemption or sinking fund provisions associated with the Common Stock. The Certificate of Incorporation does not provide for cumulative voting. Shares of Common Stock have equal voting, dividend, liquidation and other rights, and have no preference, exchange or appraisal rights.

LACK OF CONTROL BY MINORITY SHAREHOLDERS

     Holders of shares of Common Stock are entitled to one vote per Share on all matters requiring a vote of stockholders. Since the Common Stock does not have cumulative voting rights in electing directors, the holders of a majority of the outstanding shares of Common Stock voting for the election of directors can elect all of the directors, excepting one board seat reserved for the Underwriter's nominee for three years.

STOCK TRANSFER AGENT

     The Transfer Agent and Registrar for the shares of Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004, telephone: (212) 509-4000.

WARRANTS


     In this Offering the Company will issue 1,100,000 Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at $6.05 commencing six months after the Effective Date until the fifth anniversary of the Effective Date of this Prospectus. The Company may redeem outstanding Warrants, once they become exercisable at a price of $.10 per Warrant on not less than 30 days written notice, provided the closing bid quotations of the Shares have exceeded $10 for 20 consecutive trading days ending on the third day prior to the date on which notice is given. Baltia intends to redeem the Warrants at the earliest opportunity. Warrants may not be exercised following redemption. Therefore, the IPO investor may have to exercise the Warrant earlier than he or she intended. If the Warrants are called for redemption by the Company, an investor may have to exercise the Warrants before maximum profit can be gained. The Warrants expire five years after the Effective Date, or sooner if the Warrants are called for redemption. The Prospectus will become stale nine months following the Effective Date. The Company will try to maintain, and at such time as it may call for redemption will provide, a current prospectus, but the Company assumes no obligation to maintain a current prospectus otherwise. Warrants may not be exercised or redeemed in the absence of a current prospectus, and the Company's Warrant and Transfer agents are forbidden to accept Warrants unaccompanied by a current prospectus.


WARRANT EXERCISE PROCEDURE

     Warrants may be exercised by mailing or delivering a duly executed and completed Warrant Subscription Certificate together with payment in full of the subscription price of $6.05 per share of Common Stock. Except as described herein under "Late Delivery of Warrants," Warrant Subscription Certificates must arrive on or before the Expiration Date and any subscriptions received after the Expiration Date will not be honored. Payment must be made in US dollars in cash or by bank certified or cashier's check, or by wire transfer of good funds payable to the order of the Warrant Agent. Once a holder has exercised a Warrant, the exercise is irrevocable. Certificates representing the shares of Common Stock purchased upon the exercise of Warrants will be delivered to the purchasers as soon as practicable after receipt of the Subscription Agreement and funds.

     The Warrant Agent is Continental Stock Transfer and Trust Company, 2 Broadway, New York, NY 10004, telephone: (212) 509-4000.

     The instructions in the Warrant Subscription Certificate should be read carefully and followed in detail. Do not send Warrant Subscription Certificates or payment to the Company or to the Underwriters. Except as described herein under "Late Delivery of Warrants," no subscriptions will be accepted until the Warrant Agent has received delivery of a duly executed Warrant Subscription Certificate and payment of the subscription price. The risk of delivery of Warrant Subscription Certificates and payments to the Warrant Agent will be borne by the holders of Warrants and not by the Company or the Warrant Agent. If the mail is used to exercise Warrants, it is recommended that insured, registered mail be used. Any questions or requests for assistance concerning the method of subscribing for shares or for additional copies of this Prospectus should be directed to the Warrant Agent.

     All questions as to the validity, form, eligibility and acceptance of any exercise of Warrants will be determined by the Company at its sole discretion. The Company may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine, or reject any exercise of a Warrant which it determines to have been made improperly.

LATE DELIVERY OF WARRANTS

     If on or before the Warrant Expiration Date the Warrant Agent receives the full subscription price for the shares of Common Stock, together with a letter or telegraphic guaranty from a bank or trust company which is a member of the New York Clearing House (or is a correspondent of such a bank) or a member firm of the New York Stock Exchange or American Stock Exchange or Nasdaq, that the Warrant Subscription Certificate to which it relates will be surrendered to the Warrant Agent within five business days after the Expiration Date, the subscription will be accepted subject to receipt of the duly executed Warrant Subscription Certificate within the five business days.

PURCHASE AND SALE OF WARRANTS

      The Warrants are immediately tradable. The Company has applied for the Nasdaq listing symbol BALTW for Warrants. No assurance can be given that a trading market for the Warrants will develop, or if one does develop, whether it will sustain or at what price the Warrants will trade. Prior to this Offering, there has been no public market for the Warrants.

UNDERWRITERS' WARRANTS


     At the Closing of this Offering the Company will sell to the Underwriters, for a total purchase price of $100.00, Warrants entitling the Underwriters to purchase up to 110,000 shares of Common Stock at $6.05 per Share (110% of initial public offering price) and 110,000 Warrants at $.11 per Warrant (110% of initial public offering price). Warrants underlying the Underwriters' Warrants differ from the Warrants offered to the public hereunder to the extent that the underlying Warrants are non-redeemable by the Company. The exercise prices of the Underwriters' Warrants and underlying Warrants are subject to anti-dilution adjustment under certain conditions. The Underwriters' Warrants are exercisable during the four-year period commencing one year form the date of this Prospectus, and the Warrants are non-transferable for one year except to the officers of the Underwriters, members of the underwriting group and their respective officers or partners. The Securities issuable upon the exercise of the Underwriters' Warrants have been reserved by the Company and have been included in the Registration Statement of which this Prospectus is a part.


PREFERRED STOCK

     The Company has authorized 15,000 Preferred Shares which may be issued from time to time, as authorized by the board of directors. Preferred shares have $1 par value and no voting rights. As of the present date thereof, no shares of Preferred Stock are outstanding and the Company has no present plans to issue any shares of Preferred Stock.


                    COMMON STOCK AVAILABLE FOR FUTURE SALE


     The Company and more than 95% of its present shareholders, representing 2,320,375 shares, have entered into a 24-month lock up written agreement with the Underwriters preventing the sale of insider held common stock for two years without written permission from the Underwriters. Whether to grant permission lies within the Underwriters' discretion. At Closing there will be 3,542,500 shares of Common Stock, Over-Allotment can contribute up to 165,000 additional Shares and 165,000 additional Warrants (equivalent to 165,000 Shares if fully exercised). Common Stock and Warrants purchased in the Offering will be immediately detachable and separately tradable. Warrants are exercisable commencing six months after the Effective Date of the Public Offering until five years after the Effective Date of the Offering (unless Warrants are redeemed sooner by Company). If all Warrants are exercised, up to an additional 1,100,000 Shares of Common Stock will be freely tradable. The Company has issued Warrants to the Underwriters to purchase up to 110,000 Shares and up to 110,000 Warrants totaling 220,000 Shares assuming full exercise of all Warrants.



     In February 1998 the Company issued 250,000 warrants ("Class B Bridge Warrants") in connection with a Bridge Loan for $250,000. These warrants are exercisable during the four-year period commencing one year form the Effective Date. Otherwise, terms of these warrants are identical to Warrants offered to the public in the Offering. The holder of the Class B Bridge Warrants is being registered as a Selling Securityholder simultaneously with the Offering.



     In June 1998 the Company issued 575,000 warrants ("Class A Bridge Warrants") in connection with a series of Bridge Loans in the aggregate amount of $575,000. The terms of these warrants are the same as the Warrants offered to the public in the Offering. The holders of the Class A Bridge Warrants are being registered as a Selling Securityholder simultaneously with the Offering. (See "Notes to Financial Statements")



     Following the two-year lock up, 2,442,500 Insider Shares of Common Stock will be freely tradable without registration or other restrictions in accordance with Rule 144. Upon petition from a shareholder, the Underwriters have discretion to waive the lock up restriction on the sale of that petitioner's Insider Shares during the two-year lock up. No notice of such a waiver will be given other shareholders. If written waiver is granted, that petitioner's Insider Shares can be sold pursuant to Rule 144.


     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated in accordance with Rule 144) who has beneficially owned "restricted shares" (defined generally as shares acquired from the issuer or an affiliate in a non-public transaction) for the last two years, as well as any person who purchases unrestricted shares on the open market who may be deemed "affiliate" of the Company (as defined in the Securities Act), would be entitled to sell within any three-month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding number of shares of Common Stock or the average weekly trading volume of the shares of Common Stock during the four calendar weeks preceding such sale. After shares of Common Stock are held for three years, a person who is not deemed an "affiliate" of the Company is entitled to sell such shares of Common Stock under Rule 144 without regard to volume limitations. As defined by Rule 144, an "affiliate" of an issuer is a person that directly or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer.


     With the Offering the Company is registering the 110,000 shares of Common Stock underlying the Underwriter's Warrants (assuming full exercise of underlying Warrants). The Securities underlying the Underwriter's Warrants may be traded on any exchange or public market upon which the Company's Common Stock is traded.


     Prior to the Offering, there has been no public market for the Common Stock and the effect, if any, that future market sales will have on the market price prevailing from time to time, cannot be predicted. Sales of a substantial number of shares, or the perception that such sales may occur, could adversely affect prevailing market prices for the shares of Common Stock.


                                 UNDERWRITING


     The Underwriters named below for whom Hornblower & Weeks, Inc. and Madison Capital Markets Corp are acting as co-managing underwriters, acting severally and not jointly, have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,100,000 shares of Common Stock and 1,100,000 Warrants at the public offering price, less the underwriting discounts and commissions, set forth on the cover page of this Prospectus. The number of Securities which each such Underwriter has agreed to purchase is set forth opposite its name:


Underwriter                           Number of Shares   Number of Warrants


Hornblower & Weeks, Inc. . . . . . .
Madison Capital Markets Corp. . . .
___________________________. .

 Total  . . . . . . . . . . . . .        1,100,000           1,100,000


     The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel and certain other conditions precedent, and that the Underwriters are obligated to purchase all of the Securities offered in this Prospectus (other than the Securities covered by the Over-Allotment Option described below), if any are purchased.

     The Underwriters have advised the Company that the Underwriters propose to offer the Securities to the public at the initial offering prices set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess of $ ______ per share of Common Stock and $ ______ per Warrant. After the initial public offering, the public offering price, concessions, and other selling terms may be changed by the Underwriters.


     The Company has agreed to pay underwriting discounts and commissions in the aggregate of 10% of the IPO price of the Securities offered hereby (including the sale of any Securities sold under the Over-Allotment Option).
 The Company has also agreed to pay to the Underwriters an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Securities underwritten (including the sale of any Securities sold under the Over-Allotment Option). Any Underwriters' expenses in excess of the expense allowance will be borne by the Underwriters. To date, the Company has advanced the Underwriters $50,000 with respect to non-accountable expense allowance. The Company has also agreed to pay all expenses in connection with qualifying the Securities offered hereby for sale under the laws of such states as the Underwriters may designate.



     The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 165,000 additional shares of Common Stock and 165,000 additional Warrants at the Offering price, less underwriting discounts and commissions (set forth on the cover of this Prospectus) and the non-accountable expense allowance, for the sole purpose of covering over-allotments, if any.



     In connection with this Offering, the Company has agreed to sell to the Underwriters (or designees), for a total purchase price of $100, the Underwriters' Warrants to purchase up to an aggregate 110,000 shares of Common Stock and/or 110,000 Warrants ("Underwriters' Warrants"). The Underwriters' Warrants are exercisable at a price equal to 110% of the initial public offering price of the Securities for a period of four years commencing one year from the date of this Prospectus. The Securities purchasable upon exercise of the Underwriters' Warrants are identical to those offered hereby, except for non-redeemability. The Underwriters' Warrants cannot be transferred, sold, assigned or hypothecated during the one-year period following the date of this Prospectus, except to officers of the Underwriters and to selected dealers and their officers and partners. The number of Shares and underlying Warrants covered by the Underwriters' Warrants and the exercise price are subject to adjustment upon certain events to prevent dilution.



     In connection with the Offering, the Underwriters and selling group members (if any) and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock and Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock or Warrants for the purpose of stabilizing their market prices. The Underwriters may also create a short position for the account of the Underwriters by selling more Securities in connection with the Offering than they are committed to purchase form the Company and in such case may purchase Securities in the open market following completion of the Offering to cover all or a portion
of such short position.   The Underwriters may also cover all or a portion
of such short position, up to 165,000 additional Shares and 165,000 Warrants, by exercising the Over-allotment Option. Any of the transactions described in this paragraph may result in the maintenance of the Securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.


     In connection with the Offering the Underwriters and selling group members (if any) and their respective affiliates may also engage in passive market making transactions in the Stock and Warrants on The Nasdaq SmallCap Market immediately prior to the commencement of sales in this Offering, in accordance with Rule 103 under Regulation M. Passive market making consists of displaying bids on The Nasdaq Small Cap Market limited by the bid prices of independent market makers for a security and making purchases of a security which are limited by such prices and effected in response to order flow. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker's average trading volume in the Securities during a specified prior period and must be discontinued when such limit is reached. Passive market making may stabilize the market price of the Securities at a level above that which might otherwise prevail and, if commenced, may be discontinued at any time.

INDEMNIFICATION

     The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriters against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be provided to the officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the SEC, such indemnification is against public policy and is therefore unenforceable.

BOARD OF DIRECTORS

     The Company has granted to the Underwriters the right to designate a member of the Company's board of directors for a period of three years or, in the alternative, to designate a person to attend all board of directors meetings and to receive all notices or communications to directors during such three year period, all at the expense of the Company.

DETERMINATION OF PUBLIC OFFERING PRICE

     Prior to this Offering, there has been no public market for the Common Stock and Warrants. The IPO price for the Securities and the exercise price of the Warrants have been determined by negotiations between the Company and the Underwriters. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's management and the general condition of the securities market at the time of this Offering. See "Risk Factors - No Assurance of Public Market." The public offering price of the Securities does not bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

LOCK-UP AGREEMENTS

     Prior to the date of this Prospectus, 95% of the holders of the Company's Common Stock have signed written agreements not to sell, assign or transfer any of their shares of the Company's securities without the Underwriters' prior written consent for a period of 24 months from the Prospectus date. Whether to grant permission lies within the discretion of the Underwriters. In addition, the Company has agreed not to issue any shares of its capital stock for a period of 24 months from the closing of the Offering without the consent of the Underwriters.

                          SUBSCRIBER'S FLIGHT COUPON

     As a means of introducing its non-stop JFK - St. Petersburg service to IPO shareholders, the Company will issue Subscriber's Flight Coupons. For each 1,500 Shares purchased, the subscriber receives one Subscriber's Flight Coupon. By surrendering one coupon, the subscriber is entitled to purchase for $650 two Voyager Class round-trip tickets from JFK to St. Petersburg.
By surrendering two coupons the subscriber is entitled to purchase for $650 two Business Class round-trip tickets. By surrendering three coupons, the subscriber is entitled to purchase for $650 two First Class round-trip tickets. Subscriber may purchase tickets by presenting the coupon[s] at the Company's JFK ticket counter or by mailing the coupon[s] and check in the stated amount to Baltia Air Lines, Inc., Reservation Center, East Wing Building 51, JFK International Airport, Jamaica, NY 11430. Subscriber's Flight Coupons expire December 31, 1998. The Subscriber's Flight Coupon is offered as a marketing promotion only, is issued in the name of the Securities purchaser, has a set value, is not transferrable, and is not a security.

                                LEGAL MATTERS


     Steffanie Lewis, Esq., The International Business Law Firm, PC, Arlington, VA 22201-4907, is the Company's General Counsel since 1989, and has passed upon the validity of the Securities offered hereby. Steffanie Lewis owns 190,000 Shares of the Company and will be compensated $150,000 for legal services in connection with the Company's IPO which is due and payable at closing, no interest is assessed, and payment is contingent upon the IPO closing. Spinelli & Associates, 120 Wall Street, 28th Floor, New York, NY 10005 has acted as legal counsel to the Underwriters in this Offering.


                                   EXPERTS


     The financial statements of the Company appearing in this Prospectus and Registration Statement at December 31, 1997 and for the year then ended, and December 31, 1996 and the year then ended, have been audited by J.R. Lupo, P.A. CPA, Verona, NJ, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


     Airline Economics, Inc., Arlington, VA, industry analysts, were consultants to the Company in the preparation of the Company's traffic and financial projections for the JFK - St. Petersburg market (and Riga, Minsk, Kiev and Tbilisi markets) and testified as expert witness for the Company in the DOT route proceedings.

                            AVAILABLE INFORMATION

     The Company has filed with the SEC a Registration Statement under the Securities Act with respect to the Securities being offered by this Prospectus. This Prospectus does not contain all information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Securities offered hereby, reference is made to the Registration Statement and exhibits thereto. The Company is currently filing periodic reports under the Securities Exchange Act of 1934 ("Exchange Act"), as amended.

     All reports and other information, including all of these documents, may be inspected and copied at the public reference facilities of the SEC in Washington, DC, and at the SEC's regional office at 7 World Trade Center, New York, NY 10048. Copies may be obtained from the Public Reference Section of the SEC, Washington, DC 20549 at prescribed rates. Copies of the Registration Statement are available from the SEC. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

     The Company is an electronic filer. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at (http://www.sec.gov).


     The Company intends to furnish to its stockholders annual reports containing financial statements audited by independent certified public accountants following the end of each fiscal year.


                       BALTIA AIR LINES, INC.

                        FINANCIAL STATEMENTS

                         TABLE OF CONTENTS



                       BALTIA AIR LINES, INC.

                   (A DEVELOPMENT STAGE COMPANY)

                        FINANCIAL STATEMENTS



Contents                                              Page

Independent Auditors' Report                          F-2


Financial Statements:

  Balance Sheets - December 31, 1997 and
    (Unaudited) March 31, 1998                        F-3

  Statement of Operations - Years ended
    December 31, 1997 and 1996 and (Unaudited)
    the three months ended March 31, 1998 and
    1997 and August 24, 1989 (Inception) through
    March 31, 1998                                    F-4

  Statement of Cash Flows - Years ended
    December 31, 1997 and 1996 and (Unaudited)
    the three months ended March 31, 1998 and
    1997 and August 24, 1989 (Inception) through
    March 31, 1998                                 F-5 - F-6

  Statement of Changes in Stockholders'
    Deficit - Years ended December 31, 1997
    and 1996 and (Unaudited) the three months
    ended March 31, 1998 and 1997 and the
    balance at December 31, 1992 and (not covered
    by Auditors' Report) the years ended December
    31, 1993, 1994 and 1995                        F-7 - F-8

  Notes to the Financial Statements                F-9 - F-20






                                F-1


Independent Auditors' Report

To the Shareholders of and the Board of Directors of Baltia Air Lines, Inc.

We have audited the balance sheet of Baltia Air Lines, Inc. (A Development Stage Company) as of December 31, 1997 and the related statements of operations, cash flows, and changes in stockholders' deficit for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baltia Air Lines, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company has not generated any revenues and has incurred losses in excess of $6,500,000 since its incep-tion. In addition, the Company has a capital deficit and sub-stanial excess of current liabilities over current assets. These factors, and the others discussed in Note 1 (C), raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in respect to these matters are referenced in
Note 1 (C). The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

J.R. Lupo, P.A. CPA
Verona, NJ

June 4, 1998

                                F-2


                       BALTIA AIR LINES, INC.
                   (A DEVELOPMENT STAGE COMPANY)
                           BALANCE SHEET
                                               March 31,
                                                 1998           December 31,
                                              (Unaudited)          1997
Assets

Current Assets:
  Cash                                      $      26,703     $      3,135

Property & Equipment (net)                         35,511                0

Other Assets:
  Deferred financing costs                        200,000                0

    Total Assets                            $     262,214     $      3,135

Liabilities and Stockholders' Deficit

Current Liabilities:
  Accounts payable                          $     544,654     $    571,154
  Accounts payable to
    stockholders                                   38,318           65,318
  Accrued interest                                  2,466                0
  Notes payable                                   250,000                0
  Notes payable to stock-
    holders                                       151,000          303,572
   Total current liabilities                      986,438          940,044

Commitments and contingencies

Stockholders' deficit:
  Preferred stock - no par value;
    15,000 shares authorized, 0
    shares issued and outstand-
    ing at March 31, 1998 and
    December 31, 1997, respectively                     0                0
  Common stock - $.0001 par
    value; 100,000,000 shares
    authorized, 2,442,500 shares
    issued and outstanding at
    March 31, 1998 and December 31,
    1997, respectively                                245              245

Additional paid-in capital                      6,257,425        5,846,442
  Prepaid media costs                          (  396,090)      (  396,090)
  Deficit accumulated during
    development stage                          (6,585,804)      (6,387,506)
    Total stockholders'
      deficit                                  (  724,224)      (  936,909)
    Total liabilities and
      stockholders' deficit                  $    262,214     $      3,135


The accompanying notes are an integral part of the financial statements.

                                 F-3


                        BALTIA AIR LINES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF OPERATIONS
                   Three Months Ended                        August 24, 1989
                         March 31,          Years Ended      (Inception) to
                     1998      1997         December 31,      March 31, 1998
                      (Unaudited)          1997       1996     (Unaudited)
Revenues         $       0  $       0   $       0  $       0  $          0

Expenses
  General and
   Administrative  101,832     39,230      84,512     92,749     2,328,715
  Professional
   fees             44,000          0      58,625     77,817     2,028,945
  Service
   contributions         0          0           0          0     1,352,516
  Training Expense       0          0           0          0       225,637
  Abandoned fixed
   assets                0          0           0          0       205,162

    Total expenses 145,832     39,230     143,137    170,566     6,140,975

Interest expense    52,466      5,382           0     68,120       444,829

Net loss         $(198,298)  $(44,612)  $(143,137) $(238,686)  $(6,585,804)

Net loss per
  common share -
  basic and
  diluted           $(0.08)     (0.02)     $(0.06)    $(0.11)      $(2.70)



















The accompanying notes are an integral part of the financial statements.

                                 F-4


                        BALTIA AIR LINES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS
                  Three Months Ended                         August 24, 1989
                        March 31,           Years Ended      (Inception) to
                     1998      1997         December 31,      March 31, 1998
                      (Unaudited)          1997       1996     (Unaudited)

Cash flows from
 operating activities:

Net loss          $(  198,298) $(44,612) $(143,137) $(238,686) $(6,585,804)
 Adjustment to
 reconcile net
 loss to net cash
 provided by oper-
 ations:
  Depreciation            516         0          0          0      219,926
  Amortization of
   deferred financing
   costs               50,000         0          0          0       50,000
  Stock issued for
   interest                 0         0          0          0       63,500
  Contributed services      0         0          0          0    1,352,516
  Increase(Decrease) in
   accounts payable(   26,500)   28,217     17,749     24,407    2,349,098
  Increase in
   accrued interest     2,466         0          0          0        2,466

     Net cash
     (used) for
     operating
     activities    (  171,816)  (16,395)  (125,388)  (214,279)  (2,548,298)

Cash flows from invest-
 ing activities:

  Purchase of
   equipment       (   36,027)        0          0          0   (  255,437)

     Net cash (used)
     for investing
     activities    (   36,027)  (     0)  (      0)         0   (  255,437)

Cash flows from
  financing activities:

    Proceeds from
    shareholder
    loans (net)    (   18,589)   18,803    128,183    207,706    1,332,984
    Proceeds from
    notes payable     250,000         0          0          0      250,000
    Proceeds from
    issuance of
    common stock            0         0          0          0    1,133,214
    Increase
      paid-in
      capital               0         0          0          0      614,240

The accompanying notes are an integral part of the financial statements.

                                 F-5


                        BALTIA AIR LINES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF CASH FLOWS
                  Three Months Ended                         August 24, 1989
                        March 31,           Years Ended      (Inception) to
                     1998      1997         December 31,      March 31, 1998
                      (Unaudited)          1997       1996     (Unaudited)
Purchase and
    retirement
    of treasury
    stock           $       0  $      0 $        0  $       0  $(   500,000)

    Net cash
    provided from
    financing
       activities     231,411    18,803    128,183    207,706    2,830,438

Net increase (decrease)
 in cash               23,568     2,408      2,795   (  6,573)      26,703

Cash at begin-
 ning of period         3,135       340        340      6,913            0

Cash at end
 of period          $  26,703  $  2,748 $    3,135  $     340  $    26,703

Supplemental Cash
Flow Information

Cash paid for
  interest          $       0  $      0 $        0  $       0  $         0

Cash paid for
  income taxes      $     380  $      0 $      776  $      52  $     3,437

Non-Cash Items:

Acquisition of prepaid
  media costs       $          $      0 $  396,090  $       0  $   396,090
Deferred financing
  costs             $ 250,000  $      0 $        0  $       0  $   250,000

Conversion
  of liabilities    $ 160,983  $      0 $3,130,437  $       0  $ 3,291,420

Reclassification of
  redeemable
  common stock      $       0  $      0 $        0  $       0  $(  400,000)

Surrender of rights
  to redeem common
  stock             $          $      0 $  400,000  $       0  $   400,000

Contributed
  services          $          $      0 $  270,928  $       0  $ 1,081,588

Stock issued
  for interest      $       0  $      0 $        0  $       0  $    63,500
The accompanying notes are an integral part of the financial statements.

                                 F-6


                        BALTIA AIR LINES, INC.
                    (A DEVELOPMENT STAGE COMPANY)
            STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                           Deficit
                  Common                  Accumulated
                  Stock       Additional   During the   Prepaid      Total

                        Par    Paid-in    Development    Media    Stockholders'
              Shares   Value   Capital       Stage       Costs      Deficit

August 24,
1989 (Inception)
through
Dec 31,1992
(Unaudited)   558,200   $ 56  $   978,484 $(4,190,584)$       0   $(3,212,044)

1993 *;

Issuance
of Common
Stock       1,368,675    137       42,199           0         0        42,336

Net Loss            0      0            0  (  266,889)        0    (  266,889)

1994 *;

Issuance
of Common
Stock          95,050     10  $     1,892           0         0         1,902

Contributed
Capital             0      0      457,250           0         0       457,250

Net Loss            0      0            0  (  638,160)        0    (  638,160)

1995 *;

Issuance
of Common
Stock         140,575     14      107,834           0         0       107,848

Issuance
of Common
Stock as
non-refund-
able prepaid
interest       12,500      1       63,499           0         0        63,500

Reclassification
of redeemable
Common Stock        0      0   (  400,000)          0         0    (  400,000)



* - Not covered by accompanying Auditors' Report.

The accompanying notes are an integral part of the financial statements.

                                       F-7


                              BALTIA AIR LINES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                                            Deficit
                  Common                  Accumulated
                  Stock       Additional   During the   Prepaid      Total

                        Par    Paid-in    Development    Media    Stockholders'
              Shares   Value   Capital       Stage       Costs      Deficit

Contributed
Capital             0   $  0  $   397,856 $         0 $       0   $   397,856

Net Loss            0      0               (  910,050)$       0    (  910,050)

Balance at
December
31, 1995    2,175,000   $218  $ 1,649,014 $(6,005,683)$       0   $(4,356,451)

Net Loss            0   $  0  $         0 $(  238,686)$       0   $(  238,686)

Balance at
December
31, 1996    2,175,000   $218  $ 1,649,014 $(6,244,369)$       0   $(4,595,137)

Net Loss            0   $  0  $         0 $(  143,137)$       0   $(  143,137)

Acquisition of
  prepaid
  media costs  32,500      3      396,087           0  (396,090)
0

Conversion of
  liabilities 235,000     24    3,130,413           0         0     3,130,437

Contributed
capital             0      0      270,928           0         0       270,928

Surrender of
rights to
redeem common
Stock               0      0      400,000           0         0       400,000

Balance at
December 31,
1997        2,442,500   $245  $ 5,846,442 $(6,387,506)$(396,090)  $(  936,909)

(Unaudited)

Net Loss            0   $  0  $         0 $(  198,298)$       0   $(  198,298)

Deferred
  financing
  costs             0      0      250,000           0         0
250,000

Conversion of
 liabilities        0      0      160,983           0         0       160,983

Balance at March
  31, 1998  2,442,500   $245  $ 6,257,425 $(6,535,804)$(396,090)  $(  724,224)

     The accompanying notes are an integral part of the financial statements.

                                       F-8


                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION, NATURE OF OPERATIONS, GOING CONCERN CONSIDERATIONS

   (A) Organization

     The Company was incorporated under the laws of the state of New York on August 24, 1989.

   (B) Nature of Operations

     The Company was formed to provide commercial, passenger, cargo and mail air transportation between New York and Russia.


     Since inception, the Company's primary activities have been the raising of capital, obtaining financing and obtaining Route Authority and approval from the U.S. Department of Transportation. The Company has not yet commenced revenue producing activities. Accordingly, the Company is deemed to be a Development Stage Company.

   The Company currently maintains office space at J.F.K. Airport, New York.

   (C) Going Concern Considerations

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has not generated any revenues and sustained substantial losses during the development stage since its inception and has an accumulated deficit at March 31, 1998 and December 31, 1997 of $6,535,804 (unaudited) and $6,387,506, respectively.

   The Company's ability to continue as a going concern is dependent on its ability to raise sufficient capital and/or obtain sufficient financing, to be used for the commencement of operations and the satisfaction of current obligations and ultimately to achieve profitable operations.

   If the Company is unable to raise sufficient capital and/or obtain sufficient financing, such as described in Note 9 (D), Proposed Public Offering, it is doubtful that it will be able to commence scheduled air line service. Management believes that if it is able to commence operations it will be able to generate operating revenues, which in its judgement, shall be adequate to fund all current expenses and retire currently outstanding debt.

   As of March 31, 1998 the Company has not yet commenced its scheduled air line service.

2. ACCOUNTING POLICIES

 (A) Cash and Equivalents

   The Company considers cash and cash equivalents to be all short-term investments which have an initial maturity of three months or less.

 (B) Prepaid Media Costs

   On June 23, 1997 the Company entered into an agreement with Kent Trading, Inc., a media placement company whereby, the Company exchanged 32,500 common

                                    F-9


                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (B) Prepaid Media Costs (Continued)

 stock shares, as negotiated with the management of the Company, for future media placements in various international and national media publications, with a current value of $396,090 as based on the related publications published advertising rates. Kent Trading, Inc. may terminate the Agreement if the closing of the proposed Public Offering has not occurred prior to August 30, 1998. The Company has recorded prepaid media costs as a reduction to equity, in a manner similar to accounting for a stock subscription receivable. At such time the Company utilizes the media placements, the Company will charge off the related costs to expense.

   The Company retains the right to resell the media placements to third parties, although it has no current plans to do so. Although as current market rates for media placements are stable, if rates were to decline the Company could realize a loss on resale. To the extent that the carrying amount is determined not to be realizable, it will be charged off to expense.

 (C) Property and Equipment

   The cost of property and equipment is depreciated over the estimated use-ful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated lives of the assets. Depreciation is computed on the straight line method for financial reporting purposes and modified accelerated recovery method for tax purposes.

 (D) Start-up Activities

   On July 5, 1990, the Company filed an application for a Certificate of Authority to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.

   On March 28, 1991, the U.S. Department of Transportation granted to the Company an exclusive Route Authority to fly between New York and Russia. The Order found the company to be fit, willing and able to conduct scheduled passenger service. However, the Order stipulated that if scheduled passenger service did not commence within one year from the date of the Fitness determination, March 28, 1991, the Route Authority would be revoked.

 On September 20, 1991, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through April 1, 1992.

   On April 14, 1992, the U.S. Department of Transportation granted a further extension of time to commence operations, through August 31, 1992.


 On April 8, 1993, the Company again requested an extension of time to commence operations however, the U.S. Department of Transportation denied the request.

   On August 14, 1995, the Company re-filed its application with the U.S. Department of Transportation for the Certificate of Route Authority.

 On January 22, 1996, the U.S. Department of Transportation issued an Order
                                    F-10


                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

2. ACCOUNTING POLICIES (Continued)

 (D) Start-up Activities (Continued)

of Show Cause, whereby, they tentatively concluded that the Company is fit, willing and able to provide scheduled air transportation between New York and Russia and, should be issued a Certificate of Public Convenience and Necessity authorizing such operations.

On February 26, 1996, the U.S. Department of Transportation issued a Final Order thereby, authorizing the Company to engage in foreign scheduled air transportation between New York and St. Petersburg, Russia.


On February 6, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through August 7, 1997.

On September 10, 1997, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through February 7, 1998.


On February 11, 1998, the U.S. Department of Transportation granted the Company an extension of time to commence operations, through August 7, 1998.


Obtaining Federal Aviation Administration air carrier certification and meeting Department of Transportation financial requirements are prerequisites to the Company's commencement of revenue service.

Costs associated with the development and approval of the authorized route,

such as legal and consulting fees, have been written off in the period in which the expense was incurred.

 (E) Income Taxes


Deferred income taxes arise from temporary differences between the recording of assets and/or liabilities reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. To the extent the total of deferred tax assets are not realized, a reserve is established.

 (F) Accounting Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

 (G) Fair Value of Financial Instruments


The Company considers the carrying value of its financial instruments (cash and liabilities) to approximate their fair value.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

3. PROPERTY and EQUIPMENT

 Property and equipment at March 31, 1998 (Unaudited) consisted of the following;

   Office equipment                 $ 12,586
   Automobiles                        23,441
     Total                            36,027
   Less, accumulated depreciation    (   516)
     Total Property and Equipment   $ 35,511

Depreciation expense charged to operations for the (Unaudited) three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996 was $516, $0, $0 and $0, respectively.

The useful lives of property and equipment for purposes of computing depreciation are;

   Office equipment                 5 - 7 years
   Automobiles                          5 years

4. DEFERRED FINANCING COSTS

   (A) Bridge Loan

On February 27, 1998 the Company borrowed $250,000, a Bridge Loan (see Note 7) and in consideration issued two-hundred fifty thousand (250,000) Warrants, to be designated as "Class B Bridge Warrants". The Company has estimated the fair value of the Warrants to be $250,000 as based on the Black-Scholes model of option-pricing. The Company shall amortize deferred financing costs based on the Interest Method, over a period of five (5) months beginning March 1, 1998 and ending July 31, 1998, the estimated period the loan will be outstanding.

For the three months ended March 31, 1998 (Unaudited) the Company charged $50,000 to interest expense.

  (B) Additional Bridge Loan

In June 1998, the Company anticipates borrowing $550,000, an "additional"

Bridge Loan (see Note 7) and in consideration plans to issue five-hundred fifty thousand (550,000) Warrants, to be designated as "Class A Bridge Warrants".

The Company estimates the fair value of the Warrants to be $600,000 as based on the Black-Scholes model of option-pricing. The Company shall amortize deferred financing costs based on the Interest Method, over a period of two
(2) months beginning June 1998 and ending July 1998, the estimated period the loan will be outstanding.

5. RELATED PARTY TRANSACTIONS

 The Company's legal counsel, Steffanie Lewis, of the International Business Law Firm, P.C. owns 190,000 shares of common stock at December 31, 1997 or approximately 7.78% of the Company's issued and outstanding common stock. Ms. Lewis was issued 150,000 common shares in June 1997 in exchange for legal work performed in connection with various certifications, authorities and financial

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO  FINANCIAL STATEMENTS


5. RELATED PARTY TRANSACTIONS (Continued)


matters. She was previously issued 40,000 of common shares in exchange for the first six months preparation of the 1990 application to the Department of Transportation for Air Line Fitness Certification.


For the period beginning January 1990 through December 31, 1997 the total legal costs incurred in the amount of $1,760,062 were for legal work performed by Steffanie Lewis for the Company in connection with various certifications, authorities and financial matters.

Legal costs incurred and charged to professional fees for the (Unaudited) three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996 total $21,500 $0, $4,875, $2,100, respectively.


At March 31, 1998 and December 31, 1997 the account payable to this shareholder totals $0 and $0, respectively.

On June 30, 1997, Steffanie Lewis was issued 150,000 common shares, as negotiated with the management of the Company, in exchange for the total due to her, in the amount of $1,628,432.

Legal costs associated with the proposed Public Offering, as described in Note

9 (D) totaling $150,000 have not been accrued and are only payable in the event of a successful offering and shall be charged against the Offering proceeds.


Additionally, other current accounts payable to shareholders at March 31, 1998, (unaudited) and December 31, 1997, total $38,318 and $65,318, respectively.

On June 23, 1997, Airline Economics International, Inc., a shareholder, was issued 10,000 common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $110,695.

See Note 6 relating to Other Liabilities to shareholders.

On June 23, 1997, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling $22,142. Accordingly, the Company has recorded Contributed Capital in the amount of $22,142.


On March 30, 1998, various shareholders including Igor Dmitrowsky, President of the Company relinquished the amounts due to them totaling $160,983. Accordingly, the Company recorded Contributed Capital in the amount of $160,983.

6. NOTES PAYABLE - STOCKHOLDERS


In 1992 the Company issued Promissory Notes to certain shareholders in exchange for $1,048,000. The Notes were due on demand and all interest was payable upon principal repayment, at an annual rate of six and one half percent (6 1/2%), from the date of issuance to the date of repayment.

On June 24, 1997 certain shareholders were issued 75,000 common shares, as negotiated with the management of the Company, in exchange for the total due them, in the amount of $1,369,168, inclusive of principal of $1,048,000 and accrued interest of $321,168.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

6. NOTES PAYABLE - STOCKHOLDERS (Continued)


Interest expense related to the above incurred for the (Unaudited) three months ended March 31, 1998 and 1997 and the years ended December 31, 1997 and 1996, totaled $0, $0, $0 and $68,120, respectively.

At March 31, 1998 (Unaudited) and December 31, 1997, interest expense related to the above incurred since inception totals $321,168, $321,168, respectively.

In 1997 and 1996 the Company borrowed net $128,183 and $207,706, respectively,

from certain shareholders. The net borrowings are non-interest bearing and are due on demand.

In 1995 the Company issued a short-term Promissory Note to a certain shareholder in exchange for $50,000. The Company issued to this shareholder, 12,500 shares of common stock as a non-refundable prepayment of interest from the date of the loan through repayment of the loan.

For the year ended December 31, 1995, the Company charged $63,500 to interest expense for the shares issued in connection with the non-refundable interest prepayment, based on an average price per share of $5.08.

7. NOTES PAYABLE

 (A) Bridge Loan

On February 27, 1998 the Company borrowed $250,000, a Bridge Loan, from Hobbs

Melville & Co., Inc. The Note is due and payable in full on the date of and at the time as, the closing of the proposed public offering of securities, at an annual rate of interest of ten (10) percent per annum.

For and in consideration of the Bridge Loan, the Company has issued to Hobbs Melville & Co., Inc. two-hundred fifty thousand (250,000) Warrants, to be designated as "Class B Bridge Warrants", each entitling them to purchase one share of Common Stock for $6.05 during the four (4) year period commencing one year from the date of the closing of the proposed public offering. The Company may redeem outstanding Warrants, once they become exercisable, at a price of $.10 per warrant on a less than thirty (30) day prior notice, provided the closing bid quotations of the common shares shall have exceeded $10 for ten
(10) consecutive trading days ending on the third day prior to the date on which notice is given. (See Note 4)

In the event the Company fails to secure, maintain full force and effect, any required license, permission, franchise, consent, approval,contract, lease agreement, or other material requirement to operate its proposed airline passenger service and/or fails to close the proposed public offering on or before June 30, 1998, the Note shall become immediately due and payable.

 (B) Additional Bridge Loan

In June 1998, the Company anticipates borrowing $550,000, an "additional" Bridge Loan, from various private investors. The Notes shall be due on the earlier of ninety (90) days from the date of the Note or the first break

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

7. NOTE PAYABLE

 (B) Additional Bridge Loan (Continued)


of escrow on the Company's proposed public offering of securities, at an annual rate of interest of ten (10)percent per annum.

For and in consideration of the "additional" Bridge Loan, the Company plans to issue to the private investors five-hundred fifty thousand Warrants in aggregate, designated as "Class A Bridge Warrants", each entitling them to purchase one share of Common Stock for $6.05 during a five ( 5) year period commencing six (6) months from the date of the closing of the proposed public offering. The Company may redeem outstanding warrants, once they become exercisable, at a price of $.10 per warrant on a less than thirty (30) day prior notice, provided the closing bid quotations of the common shares shall have exceed $10 for ten (10) consecutive trading days ending on the third day prior to the date on which notice is given. (See Note 4)

In the event the Company fails to timely make any payments on the "additional" Bridge Loan, defaults, ceases to carry on business on a regular basis, enters into an agreement to sell substantially all of its assets, merges or consolidates with or is acquired by any other business, makes an assignment for the benefit of creditors, makes any election to wind up, or dissolves, the "additional" Bridge Loan shall become immediately due and payable.

In the event the Company fails to make any amount payable under the "additional" Bridge Loan before the Due Date, then such amount will bear interest from and after the Due Date until paid at an annual rate of interest equal to or greater of fifteen (15) percent, the advance rate to member banks as established by the Federal Reserve Bank of New York plus five (5) percent or the maximum rate permitted by law. In addition the Company shall pay a late payment processing fee in an amount each month equal to six (6) percent of the amount due. In addition, the Company will also pay the lender each month that the note is in default a penalty of five thousand (5,000) shares of the Company's common stock.

8. INCOME TAXES

At December 31, 1997, the Company has a net operating loss carryforward of $5,072,844, which is available to offset future taxable income. The carry forwards expire between the year 2006 and 2013. The Company is still liable for certain minimum state taxes.

As of December 31, 1997, a net deferred tax benefit has not been reflected to record temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recoverability.

9. STOCKHOLDERS' DEFICIT

 (A) Stock Options


In 1992, the Company granted options to purchase 52,300 shares of common stock, at $66.67 per share, to certain private investors. These options
                                    F-15




                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS


9. STOCKHOLDERS' DEFICIT (Continued)

 (A) Stock Options (Continued)

expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities Act of 1933, as amended, or the passing of twenty years from the date of said agreements, whichever is earlier. As of March 31, 1998, no options have been exercised.

 (B) Retirement of Stock

On November 4, 1992, the Company issued 12,500 shares of stock for $500,000 to a private investor. On November 24, 1992, these shares were repurchased for the same amount from the investor and subsequently retired.

 (C) Reverse Stock Split

On August 24, 1995, the Board of Directors authorized and the majority of the current shareholders ratified a ten for one reverse stock split of the Company's $.0001 par value common stock.


On December 30, 1997, the Board of Directors authorized and the majority of the current shareholders ratified a two for one reverse stock split of the Company's $.0001 par value common stock.

All references in the accompanying financial statements to the number of common shares and per share amounts have been restated to reflect the reverse stock splits.

 (D) Proposed Public Offering

In 1996 the Company had engaged an underwriter to underwrite the Company's

Initial Public Offering on a best-efforts basis. The Offering did not raise the required minimum of $6,000,000 and was withdrawn. Subsequently, the Company received an offer from Hornblower & Weeks, Inc. to underwrite the Company's proposed Public Offering on a firm-commitment basis.

In June 1998, the Company entered into an agreement with Hornblower & Weeks, Inc. to act as the Managing Underwriter and Madison Capital Markets Corp. as the Co-Manager Underwriter, in connection with a proposed firm- commitment Public Offering of securities and plans to file an amended registration statement with the Securities Exchange Commission, as is described in Note 10
(A) (2).

The Company intends to offer for sale 1,100,000 shares of common stock of

$.0001 par value, at a price of $5.50 per share and 1,100,000 Redeemable Common Stock Purchase Warrants at $.10 per Warrant. Each Warrant entitles the holder to purchase one Share for $6.05 during the five (5) year period commencing six months from the date of the proposed Public Offering.

The Agreement with the Underwriter sets forth that on the Effective Date, before giving effect to all shares of Common Stock and Warrants to be sold in the proposed public offering, the Common Stock issued and outstanding shall not exceed 2,442,500 common shares.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

9. STOCKHOLDERS' DEFICIT (Continued)

 (E) Stock Buy-Back Requirements

As of December 31, 1997 the Company was required to buy-back 25,000 shares at $16 per share, from certain current investors, if in the event said investor wanted to sell his/her common stock within the two (2) year Lock-up period and was denied such a waiver by the Underwriter.

On June 23, 1997 all current investors with redemption options referred to above surrendered their redemption options. Accordingly, the Company recorded Additional Paid-in Capital in the amount of $400,000.

 (F) Contributed Capital

 The Company has recorded service contributions from certain key officers who have worked for and on behalf of the Company. The service contribution amounts have been calculated based on a normal rate of compensation, on either a full or part time basis, as based on the number of hours worked by each individual.

 The Company maintains no obligation, present or future, to pay or repay for any and all service contributions received. Accordingly, the Company has not recorded a liability for, accrued for, and/or accounted for any monetary reserves in connection with the service contributions.


 On June 23, 1997, certain of the Company's management relinquished the  amount due them for back-pay totaling $270,928. Accordingly, the Company has recorded Contributed Capital in the amount of $270,928.

 (G) Stock Issuance

 The following schedule summarizes common shares issued for cash;

    Year             Number              Range of
       Issued          of Shares         Amounts Per Share

        1989             250,000      $  0.2000 to $  0.2000
        1990             136,300      $  0.9766 to $ 20.0000
        1991              32,700      $  2.0000 to $ 20.0000
        1992             139,200      $  2.0000 to $ 20.0000
        1993           1,368,675      $  0.0040 to $ 20.0000
        1994              95,050      $  2.0000 to $ 20.0000
        1995             140,575      $  0.2000 to $ 15.7616

       The following schedule summarizes common shares issued in non-cash exchanges (See Notes 2 (B), 5 and 6).;

        Year             Number              Range of
       Issued          of Shares         Amounts Per Share

        1995              12,500      $  5.0800 to $  5.0800
        1997             267,500      $ 10.8562 to $ 18.2556

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

10. COMMITMENTS AND CONTINGENCIES

  (A) Commitments

    (1) Lease Obligations

In October, 1995 the Company entered into a lease with Iceland Air, J.F. Kennedy Airport, New York, to occupy space. The lease term is on a month to month basis.

Currently, the Company is leasing space from Iceland Air for $1,200 per month at J.F. Kennedy Airport, New York. Rent expense charged to operations for the

(Unaudited) three months ended March 31, 1998 and 1997 and years ended December 30, 1997 and 1996 totaled $9,600, $0, $12,000 and $13,200, respectively.

In January 1993, the Company leased office space from its President at his residence. The lease term is on a month to month basis through December 31, 1998. Rent expense charged to operations for the (Unaudited) three months ended March 31, 1998 and 1997 and years ended December 30, 1997 and 1996 totaled $957, $273, $5,215 and $5,392, respectively.

  (2) Underwriter - Proposed Public Offering

 In June 1998, the Company entered into an agreement with Hornblower & Weeks,

Inc. to act as the Managing Underwriter and Madison Capital Markets Corp as the Co-Managing Underwriter, in connection with a proposed Public Offering of securities.

 The Agreement sets forth the following terms and conditions;

 (a) The Managing Underwriter shall receive a dealer's concession of ten percent (10%) of the proposed Public Offering price.

 (b) The Managing Underwriter shall receive at closing of the proposed Public

Offering a non-accountable expense allowance of three percent (3%) of the total offering. In June 1998, the Underwriter received a ten thousand ($10,000) dollar non-refundable advance against the non-accountable expense allowance.
Upon filing

of the registration statement in connection with the proposed  public offering,

the Underwriter shall receive an additional advance of forty thousand ($40,000) dollars.

 (c) The Company shall sell to the Managing Underwriter five (5) year warrants to purchase such number of shares of Common Stock and/or Warrants as shall equal ten (10) percent of the number of shares of Common Stock and Warrants (excluding the overallotment option) being underwritten for the account of the Company at a price of the lesser of $.001 each or $100 in aggregate. The Warrants shall be exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance and sale at a price equaling 110% of the respective initial public offering price.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS


10. COMMITMENTS AND CONTINGENCIES (Continued)

    (3) Line of Credit

 On March 16, 1998, the Company was granted a credit line in the amount of $6,200,000 through December 31, 1998, with a foreign bank. Monies are available as follows;

 (a) When the Company registers a subsidiary in the Republic of Latvia, pursuant to local applicable regulations and, opens an account with the bank.

 (b) This credit facility cannot be utilized for primary funding of capital investments.

 (c) Terms of the borrowing's will be determined at the borrowing date. Upon receipt of a written notice furnished by the Company. Such notice must be received fourteen days (14) in advance of the requested borrowing date.

 (d) The interest rate will be between ten (10) to fourteen (14) percent per annum.

  (B) Contingencies

  (1) Scandinavian Airline Systems

The Company will be liable to Scandinavian Airline Systems (SAS), for expenses incurred by SAS on behalf of the Company should the Company eventually purchase an aircraft from SAS.

In 1992, the Company forwarded a deposit to SAS for the purchase of a Boeing 767 aircraft, which the Company has since forfeited. SAS incurred costs totaling $114,000 beyond the initial deposits for the preparation of the aircraft for the delivery and subsequent demodification back to SAS upon the

Company's failure to obtain financing. SAS has agreed to collect these amounts at the time of any aircraft sale to the Company should such a sale occur. Should no sale occur, the Company will not be liable to SAS for the $114,000

  (2) Transaction Management, Inc.

On October 11, 1991, the Company was required by an arbitrator to pay Transaction Management, Inc. (TMI) an unspecified "finders fee". The Company refused to pay TMI and on December 1994 filed a motion to Reconsider, citing 17 substantial errors In Fact, in the prior court's Order.

On November 2, 1995, the court ordered that the Company's motion for Reconsideration be denied.

In October 1996 the Federal Court of Appeals of the District of Columbia released the Company from all TMI threat of liability and dismissed the case.

                           BALTIA AIR LINES, INC.
                       (A DEVELOPMENT STAGE COMPANY)
                       NOTES TO FINANCIAL STATEMENTS

10. COMMITMENTS AND CONTINGENCIES (Continued)

  (B) Contingencies (Continued)

  (3) Subscribers' Flight Coupon - Proposed Public Offering

 At the closing, the Company will issue Flight Coupons to the subscribers in its proposed Public Offering. For each 1,500 shares of common stock purchased, the subscriber receives on Flight Coupon. One Flight Coupon plus $650 will purchase two (2) Voyager Class round- trip tickets. Two (2) Flight Coupons plus $650 will purchase two (2) Business Class round-trip tickets. Three (3) flight Coupons plus $650 will purchase two (2) First Class round-trip tickets.

An estimate of the value of such a commitment by the Company cannot be determined at this time. However, upon completion of the proposed Public Offering, the Company will record deferred revenues and offset its costs of rasing capital for all Subscribers' Flight Coupons issued.

  (4) Compensation

The Board of Directors approves salaries for the Company's executive officers as well as the Company's overall salary structure. For year one following the closing of the proposed Public Offering, the rate of compensation for the Company's executive officers is: (i) President $186,000, (ii) Vice-President Marketing $82,000, and (iii) Vice-President Europe $68,000. Pursuant to written agreement, during the 90-day period commencing once the offering proceeds are released to the Company from the escrow account, the President and the Vice Presidents will receive compensation reduced to an amount equal to 50% of budgeted salaries. Upon commencement of flight services 100% of respective budgeted salaries will be paid. To this date, the Company has paid officers no salaries, nor otherwise have compensated officers. Board Directors are not presently compensated and shall receive no compensation prior to commencement of revenue service.


The following table identifies executive compensation to be paid. No executive salaries have been paid to date and reduced salaries will not commence until proceeds are available from the proposed Public Offering closes.

            Name                       Position                         Salary


            Igor Dmitrowsky            President                       $186,000

            Brian Glynn                Vice-President Marketing          82,000

            Andris Rukmanis            Vice-President Europe             68,000

Inasmuch as the Company does not provide written individual contracts with its personnel, for clarification purposes, the executives' agreement for the temporarily reduced salaries was documented.

 No dealer, salesman, or other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, or by the Underwriters. This Prospectus does not constitute an offer to buy any security other than the Securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not, under any circumstances, create any implication that the information herein contained is correct as of any time subsequent to the date of this Prospectus.

                              TABLE OF CONTENTS
                                                              Page
 Prospectus Summary
 Risk Factors
 Use of Proceeds
 Dilution
 Dividend Policy
 Capitalization
 Selected Financial Data
 Management s Discussion and Analysis
     of Financial Condition and Plan of Operations
 Business
 Management
 Principal Stockholders
 Certain Transactions
 Description of Securities
 Common Stock Eligible for Future Sale
 Underwriting
 Legal Matters
 Experts
 Available Information
 Index to Financial Statements

 Until               , 1998 (25 days after the date of this
 Prospectus), all dealers affecting transactions in the Common Stock and the Warrants, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                          BALTIA AIR LINES
                     The New Way to Europe (Nasdaq)

                  1,100,000 Shares of Common Stock
                                and
        1,100,000 Redeemable Common Stock Purchase Warrants


                             PROSPECTUS


                  Hornblower & Weeks, Inc.

                    _________________________________________

                   June              , 1998




                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     The Company's Bylaws, Article IV(19)&(20), provide that except for willful negligence or intentional criminal conduct, the Company shall indemnify its Directors, Chairman & President, Secretary, Officers and Counsel against third party liability, including shareholder and/or regulatory actions. Additionally, Sections 722-725 of the New York Business Corporation Law provide for indemnification by the Company or the New York State. There are no indemnification provisions contained in the Company's Certificate of Incorporation. The Underwriting Agreement provides for reciprocal indemnification for the Underwriter and the Company within the meaning of Section 15 of the Securities Act.

Item 25. Other Expenses of Issuance and Distribution

     The estimated expenses in connection with this offering are as follows:

          SEC registration fee . . . . . . . . . . . . . . . . . . . .$ 10,163
          NASD filing fee  . . . . . . . . . . . . . . . . . . . . . . . 3,296
          Nasdaq listing   . . . . . . . . . . . . . . . . . . . . . . . 5,000
          Transfer Agent's fees  . . . . . . . . . . . . . . . . . . . . 1,000
          Printing and engraving cost* . . . . . . . . . . . . . . . . . 4,320
          Legal fees and expenses* . . . . . . . . . . . . . . . . . . 150,000
          Accounting fees and expenses*  . . . . . . . . . . . . . . . .45,000
          Blue Sky fees and expenses*  . . . . . . . . . . . . . . . . .10,000
          Miscellaneous expenses*  . . . . . . . . . . . . . . . . . . . 6,221
              Total  . . . . . . . . . . . . . . . . . . . . . . . . $ 235,000
______________
* Indicates expenses that have been estimated for the purpose of filing.

Item 26. Recent Sales of Unregistered Securities

     During the past five years, commencing 1/1/93, the Company sold 1,604,300 unregistered shares of common stock as stated below for cash, using no underwriter, commissions, or underwriter discounts. Legends were placed in the margin of all certificates sold setting forth the restriction on transferability and sale.

     Accredited investors purchased 297,813 shares for $3,311,860 under exemption 4(6) of the Securities Act of 1933. In June 1997 the Company converted $2,786,432 in liabilities owed to existing accredited shareholders into 235,000 shares; and exchanged 32,500 shares for $400,000 in pre-paid media placements with an accredited investor. In August 1993 the Company sold 1,563 shares to an accredited investor for $25,000. From August through December 1995, the Company sold 28,750 shares to eight accredited investors for $100,428. The Company relied upon written notarized statements of net worth from accredited investors in determining eligibility for such exemption.

     Small private investors, qualified as sophisticated and immediate family, purchased 1,586,488 shares for $82,661 under exemption 4(2) of the Securities Act of 1933 . From August 1994 through August 1995, five foreign residents and nationals purchased 23,500 shares for $470 through one of the Company's directors. The offers were made on a one-to-one personal basis to five persons. In three periods, form April through August 1993, from July through August 1994, and from January 1995 through March 1996, the Company's officers, directors and significant employees purchased 1,566,363 shares for $77,051 and six of their close friends purchased 6,625 shares for $5,140.


     In February 1998, the Company issued 250,000 warrants ("Class B Bridge Warrants") in connection with a Bridge Loan for $250,000. These warrants are exercisable during the four-year period commencing one year form the Effective Date. Otherwise terms of these warrants are identical to Warrants offered to the public in the Offering. The holder of the Class B Bridge Warrants is being registered with the Offering as a Securityholder.



     In June 1998 the Company issued 575,000 warrants ("Class A Bridge Warrants") in connection with a series of Bridge Loans in the aggregate amount of $575,000. The terms of these warrants are the same as the Warrants offered to the public in the Offering. The holders of the Class A Bridge Warrants are being registered with the Offering as Securityholders.

     The following is a list of persons to whom the Company sold securities in each of the transactions listed:

Exemption 4(6)

Airline Economics, Inc.
Robert Long
Leonard Becker
Michael Pisani
Walter Comer
Michael & Mary Ries
Darrel Fox
Edward Taxin
Kent Trading, Inc.
David Yellis
Robert Krieble




Exemption 4(6) Issued in Connection with Bridge Loans

Hobbs Melville & Co., Inc.
Neil Jones
Socrates Skiadas
T.H. Holloway
Ron Rust
Hart Rotenberg
Metro Consulting
M.S. Arden Inc.
Brian Sly
Russell Development Association
Richard Charbit
David Marston
J. Walker Clark
Arian Jacob
Joseph Rotenberg
Harvey DeLott
Michael Ostro


Exemption 4(2)

Igor Dmitrowsky
Robert Hughes
Aina Dmitrowsky
Steffanie (Parker) Lewis
Emanuil Gelfand
Jennifer (Parker) Budde
Brian Glynn
Kathleen McGuire
Rita Gurvich
Nina Morozova
Walter Kaplinsky
Andris Rukmanis
Ellery Kaplinsky
Anita Schiff/Spielman
Olga Kaplinsky
Andris Shaurins
Regina Kaplinsky
Samuel Yellis

Exemption 4(6) private foreign investors

Olga Klasons
Alla Romanov
Ilona Priedite
Talivaldis Stinkurs
Harijs Rassa


Item 27.  Exhibits


Exhibit No.    Description of Exhibit

    1.1       Underwriting Agreement - updated *
    1.2       Selected Dealer Agreement (Included in Exhibit 1)
    3.1       Articles of Incorporation
    3.2       Bylaws
    4.1       Underwriters' Warrant  (Included in Exhibit 1)
    4.2       Warrant Agreement   (Included in Exhibit 1)
    4.3.1    Form of Common Stock
    4.3.2    Warrant certificates
    4.4      Insider lockup agreement with Underwriters   (Included
               in Exhibit 1)
    5.1     Opinion re: legality - updated*
    10.1    DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1  DOT Order 97-9-11
    10.1.2  DOT Order 91-6-2, page 1
    10.1.3  DOT Letter - extension 2-11-98*
    10.2    Registered Trademarks "Baltia" and "Voyager Class"
    10.3    W.R. Lazard
    10.4    LATEKO  - updated
    10.4.1  Clearance by Secretary re: LATEKO
    10.5    United Airlines' B747-100
    10.6    Pegasus' B747-100*
    10.7    LainBanka*
    10.8    Financial Consulting Agreement (contained
               in Exhibit 1)
   10.09.1  February 1998 Bridge Loan Agreement*
   10.09.2  June 1998 Bridge Loan Agreement used for each June 1998 Bridge
                 Loan*
    10.10   Executive agreements for three months salary reduction
    23.1    Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2    Consent of  Steffanie Lewis, Counsel (included in
               Exhibit 5) - updated*
    23.3    Consent of Airline Economics, industry analysts
               -  updated*
    28.1    Evaluation of registrant's forecast by Airline Economics
               Int'l, Inc.
    28.2    Evaluation of JFK-LED route by Airline Economics Int'l,
               Inc.
    28.3    Dept. of Commerce profile on St. Petersburg
    28.4    Baltia's Fares JFK-LED
    28.5    Passenger Traffic calculation (includes Dept. of
               Commerce statistics)
    28.6    IATA forecast growth rates 1993-97 (Commercial Aviation
               Report)
    28.7    SAS report on its 93/94 North American traffic
    28.8    Bureau of the Census air cargo statistics
    28.9    Letters from cargo forwarders
    28.10   B747-100 dispatch reliability study by Boeing
    28.11   Letters on fuel availability at JFK and LED
    28.12   Route Map


Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) and pre-effective amendments No. 1, 2, 4 and 5 thereto, or with the current SB-2 registration, File No. 333-37409.


Item 28. Undertakings

(a) The undersigned registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

(b) Rule 415 Offering. The undersigned registrant will:

  (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
 (ii) Reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
 (iii) Include any additional or changed material information on the plan of distribution;

 (2) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at the time shall be deemed to be the initial bona fide offering;

 (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions referred to in Item 24 of this registration statement or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person or the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Rule 430A. The undersigned registrant will:

 (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the small business issuer under Rule 424(b)(1) or
(4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

 (2) For any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

(e) Request of Acceleration of Effective Date. The Company may elect to request acceleration of the registration statement under Rule 461 of the 1933 Act.


 As filed with the Securities and Exchange Commission
                     on October 8, 1997
                    Registration No. 333-37409
            ___________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                         ________________

                      AMENDMENT NO.  4
                           TO
                            FORM SB-2
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933
                         ________________

                      Baltia Air Lines, Inc.

                             Exhibits



                       Baltia Air Lines, Inc.
                            Exhibit Index

Exhibit No.    Description of Exhibit

    1.1       Underwriting Agreement - updated *
    1.2       Selected Dealer Agreement (Included in Exhibit 1)
    3.1       Articles of Incorporation
    3.2       Bylaws
    4.1       Underwriters' Warrant  (Included in Exhibit 1)
    4.2       Warrant Agreement   (Included in Exhibit 1)
    4.3.1     Form of Common Stock
    4.3.2     Warrant certificates
    4.4       Insider lockup agreement with Underwriters   (Included
                 in Exhibit 1)
    5.1       Opinion re: legality - updated*
    10.1      DOT Order 96-1-24 and Final Order 96-2-51
    10.1.1    DOT Order 97-9-11
    10.1.2    DOT Order 91-6-2, page 1
    10.1.3    DOT Letter - extension 2-11-98*
    10.2      Registered Trademarks "Baltia" and "Voyager Class"
    10.3      W.R. Lazard
    10.4      LATEKO  - updated
    10.4.1    Clearance by Secretary re: LATEKO
    10.5      United Airlines' B747-100
    10.6      Pegasus' B747-100*
    10.7      LainBanka*
    10.8      Financial Consulting Agreement (contained
                  in Exhibit 1)
    10.09.1   February 1998 Bridge Loan Agreement*
    10.09.2   June 1998 Bridge Loan Agreement used for each June 1998
                  Bridge Loan*
    10.10     Executive agreements for three months salary reduction
    23.1      Consent of J.R. Lupo, P.A. CPA, auditors - updated*
    23.2      Consent of  Steffanie Lewis, Counsel (included in
                  Exhibit 5) - updated*
    23.3      Consent of Airline Economics, industry analysts
                  -  updated*
    28.1      Evaluation of registrant's forecast by Airline Economics
                   Int'l, Inc.
    28.2      Evaluation of JFK-LED route by Airline Economics Int'l,
                   Inc.
    28.3      Dept. of Commerce profile on St. Petersburg
    28.4      Baltia's Fares JFK-LED
    28.5      Passenger Traffic calculation (includes Dept. of
                   Commerce statistics)
    28.6      IATA forecast growth rates 1993-97 (Commercial Aviation
                   Report)
    28.7      SAS report on its 93/94 North American traffic
    28.8      Bureau of the Census air cargo statistics
    28.9      Letters from cargo forwarders
    28.10     B747-100 dispatch reliability study by Boeing
    28.11     Letters on fuel availability at JFK and LED
    28.12     Route Map



Except those specifically marked with an asterisk, all exhibits are current as previously filed in SB-2 (File No. 333-2006-NY) and pre-effective amendments No. 1, 2, 4 and 5 thereto, or with the current SB-2 registration, File No. 333-37409.